Exhibit 10.14

LEASE AGREEMENT

BETWEEN

REGENCY TASMAN HOLDINGS, LLC

(“LANDLORD”)

and

SMART MODULAR TECHNOLOGIES, INC.

(“TENANT”)

LEASE AGREEMENT

This Lease Agreement (this “Lease”) is entered into between REGENCY TASMAN HOLDINGS, LLC, a Delaware limited liability company (“Landlord”), and SMART MODULAR TECHNOLOGIES, INC., a California corporation (“Tenant”), effective as of the date set forth below Landlord’s signature (the “Effective Date”).

1.Basic Lease Information.  Key business terms used in this Lease are defined as follows:

A.“Building”:  A single story building located at 1390 McCarthy Boulevard and 890 Tasman Drive, Milpitas, California, containing approximately 43,611 rentable square feet, depicted on Exhibit A‑1 hereto.

B.“Rentable Square Footage of the Project” is 608,968 rentable square feet; “Rentable Square Footage of the Building” is 43,611 rentable square feet.

C.“Premises”:  The area shown on Exhibit A‑2 to this Lease, located in the Building.  The “Rentable Square Footage of the Premises” is 21,365 rentable square feet; “Tenant’s Pro Rata Share” of the Building is 49.00% (based on the Rentable Square Footage of the Premises to the Rentable Square Footage of the Building); “Tenant’s Pro Rata Share” of the Project is 3.51% (based on the Rentable Square Footage of the Premises to the Rentable Square Footage of the Project).

D.“Base Rent”:

Period	Monthly Rate Per Rentable Square Foot	Monthly Base Rent
Months 1-5*	$1.98	$42,302.70
Months 6-18	$1.98	$42,302.70
Months 19-30	$2.04	$43,571.78
Months 31-42	$2.10	$44,878.93
Months 43-54	$2.16	$46,225.30
Months 55-66	$2.22	$47,612.06
Months 67-78	$2.29	$49,040.42
Months 79-90	$2.36	$50,511.63
Months 91-102	$2.43	$52,026.98
Months 103-114	$2.50	$53,587.79
Months 115-125	$2.58	$55,195.42

* Subject to Section 19.H of this Lease and provided that no event of default has occurred under this Lease beyond applicable notice and cure periods during such period of abatement, Landlord shall abate Tenant’s obligation to pay Base Rent for the first (1st) through and including fifth (5th) months only following the Commencement Date, for a total of five (5) months of Base Rent abatement (such period, the “Rent Abatement Period”).  During such Rent Abatement Period, Tenant shall still be responsible for the payment of Tenant’s Pro Rata Share of Operating Expenses and all of its other monetary obligations under this Lease and any expenses relative to Tenant’s use and occupancy of the Premises as more particularly set forth in herein.

E.“Term”:  The period of approximately on hundred twenty-five (125) months starting on the Commencement Date and ending on the Expiration Date, subject to the provisions of Section 3.

F.“Commencement Date”: The earliest of (1) the date on which the Landlord Work is Substantially Complete, subject to Punch List Items, as determined pursuant to the Work Letter, or (2) the date on which the Landlord Work would have been Substantially Complete but for Tenant Delay, as such term is defined in the Work Letter, or (3) the date Tenant takes possession of any part of the Premises for purposes of conducting business.

G.“Security Deposit”:  $55,195.42

H.“Tenant’s Allocated Parking Stalls”:   Seventy-five (75) non-reserved spaces at no charge during the Term, as provided in the Parking Agreement attached to the Lease as Exhibit F.

I.“Guarantor(s)”:  None

J.“Notice Addresses”:

Tenant:  Notices shall be sent to Tenant at the following address:

SMART Modular Technologies, Inc.
39870 Eureka Dr.
Newark CA 94560
Attn: Bruce Goldberg
Phone #:  (510) 624-8159
Fax #:  (510) 624-8231

With a copy to:

Sidley Austin, LLP
One South Dearborn Street
Chicago, IL  60603
Attn: Elizabeth K. McCloy
Phone #:  (312) 853-7657
Fax #:  (312) 853-7036

Landlord:

REGENCY TASMAN HOLDINGS, LLC
c/o Lionstone VATC, LLC
712 Main Street, Suite 2500
Houston, Texas 77002
Attn:  Investment Manager
Phone #:  (713) 533-5860
Fax #:  (713) 533-5897

With a copy to:

Orchard Partners, LLC
615 National Avenue, Suite 200
Mountain View, California 94043
Phone #:  (650) 938-9900
Fax #:  (650) 938-4318

And to:

REGENCY TASMAN HOLDINGS, LLC
c/o Orchard Commercial
3350 Thomas Road, Suite 201
Santa Clara, California 95054
Attn:  Tasman Tech Property Manager
Phone #:  (408) 922-0400
Fax#:  (408) 922-0157

Rent is payable to the order of REGENCY TASMAN HOLDINGS, LLC, at the following address:

For Delivery by Regular Mail:
REGENCY TASMAN HOLDINGS, LLC
PO BOX 843812
LOS ANGELES, CA 90084-3812

For Delivery by Overnight Mail:
Lockbox Services 843812
ATTN:  REGENCY TASMAN HOLDINGS, LLC
3440 FLAIR DRIVE
EL MONTE, CA 91731

All checks should be made out to Regency Tasman Holdings, LLC.

All payments made by ACH or wire transfer should be delivered pursuant to the following wire transfer instructions:

Wells Fargo Bank, N.A.
San Francisco, CA
ABA# 121 000 248
Acct# 4964681837
Acct Name:  Regency Tasman Holdings, LLC

In addition to the terms defined above, all capitalized terms used in this Lease shall have the meanings set forth on Exhibit H or as otherwise expressly set forth in this Lease.

K.“Brokers”:

Landlord’s Broker:   CBRE, Inc.

Tenant’s Broker:   CBRE, Inc.

2.Lease Grant.  Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use the Common Areas.  Tenant’s use of the Common Areas shall be subject to all applicable Laws and Regulations and any reasonable rules or regulations affecting other portions of the Project which have been delivered to Tenant.  Landlord shall use commercially reasonable efforts to apply such rules or regulations generally equally and uniformly as to all tenants.  Landlord shall at all times have exclusive control of the Common Areas, and Tenant hereby acknowledges that upon reasonable written notice to Tenant, Landlord may during the Term renovate, improve, alter or modify (collectively, the “Renovations”) the Project, the Building and the Common Areas.  Landlord agrees to use commercially reasonable efforts to limit unreasonable interference with Tenant’s use of the Premises and access to the Premises during the Renovations and shall use commercially reasonable efforts to confer with Tenant regarding reasonable measures with respect to same.  Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent.  Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations.  Landlord shall have no obligation to provide any security measures for the Project, and Tenant assumes all responsibility for the protection of Tenant and Tenant Parties from acts of third parties, except to the extent arising from the negligence or willful misconduct of Landlord or Landlord Parties.

Landlord shall permit Tenant and Tenant Parties access to the Premises and parking areas 24 hours per day, 7 days per week, subject to proper authorization and Landlord’s policies and procedures and subject to events of Force Majeure.

3.Term; Adjustment of Commencement Date.

A.Term. The Term of this Lease shall commence on the Commencement Date.  The parties currently anticipate that the Landlord Work will be Substantially Completed on that date which is one hundred eighty (180) days following the Effective Date, subject to extension for Tenant Delay and Force Majeure.  If Landlord is delayed in delivering possession of the Premises, such delay shall not be a default by Landlord or otherwise render Landlord liable for damages, except as otherwise provided herein.  If Landlord has not delivered the Premises with the Landlord Work Substantially Completed by that date which is two hundred (200) days following the Effective Date (“Outside Delivery Date”), subject to extension as set forth below, then Tenant shall be entitled to an abatement of Base Rent equal to one (1) day of Base Rent for each day until the Premises are delivered to Tenant with the Landlord Work Substantially Completed therein.  Tenant shall immediately apply any accrued abatements against payments of Base Rent as they become due.  The Outside Delivery Date shall be extended one (1) day for each day of Tenant Delay and/or Force Majeure and shall also be subject to extension if Landlord’s failure to deliver the Premises with the Landlord Work Substantially Completed therein by the date set forth herein is due solely to Landlord’s delay in obtaining building permits from the applicable governmental entity for the Landlord Work.  If requested by Landlord in writing, Tenant shall execute within ten (10) days of delivery a commencement letter agreement substantially in the form attached as Exhibit D, failing which upon a second written notice to Tenant and a five (5) day cure period, Tenant shall be deemed to have agreed with the matters set forth therein.

B.Acceptance of Premises.  Landlord shall deliver the Premises and existing Building systems serving the Premises including the roof in water tight condition, mechanical, electrical, HVAC, sprinkler and plumbing systems (collectively, “Building Systems”) in good working condition and operable.  Upon Substantial Completion of the Landlord Work as set forth on the Work Letter attached hereto as Exhibit E, the Premises are accepted by Tenant in “AS IS” condition and configuration, subject to the terms of this Lease (including the Punch List Items) and provided Landlord shall deliver the Premises vacant and in good order and in broom clean condition. Tenant agrees that neither Landlord nor Landlord’s agents has made any representations or warranties of any kind, express or implied, regarding the Premises, the Building, the Property or the Project, except as specifically set forth in this Lease.  Except for the Landlord Work and as otherwise provided herein, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project.  If the Building Systems serving the Premises are not in good working condition during the 12-month period following the Commencement Date, then Landlord shall repair same at its cost, provided that Tenant shall have given written notice thereof to Landlord within said 12-month period setting forth with specificity the nature and extent of such non-compliance, and further provided that Tenant shall be responsible for the repair and maintenance of any Building Systems caused or due to the willful or negligent acts of Tenant or any Tenant Parties and/or that arises out of any tenant improvements or alterations made by Tenant.  The foregoing shall not be deemed to require Landlord to replace any Building Systems (as opposed to repairing same), except to the extent replacement is necessary as determined by Landlord in its commercially reasonable discretion.

C.Early Entry.  Landlord agrees that Tenant may enter the Premises on the date Landlord reasonably determines to be approximately thirty (30) days prior to Substantial Completion of the Landlord Work for the sole purpose of installation of improvements, furniture, cabling, fixtures and equipment (the “Early Entry”) (and such 30-day period shall be adjusted per Landlord’s commercially reasonable coordination with Tenant as to the timing of Tenant’s wiring and cabling work in coordination with the Landlord Work (i.e., installation of cabling before walls are closed)), provided that such Early Entry is conducted in a manner as to not unreasonably interfere with any Landlord Work occurring in or around the Premises, and further provided that such Early Entry shall be subject to all of the terms and conditions contained in this Lease (other than the payment of Base Rent, utilities and Tenant’s Pro Rata Share of Operating Expenses), including, without limitation, Tenant’s insurance and indemnity obligations as contained in this Lease.  Prior to any such Early Entry, Tenant shall provide Landlord with certificates of insurance or other evidence reasonably acceptable to Landlord evidencing Tenant’s compliance with its insurance obligations.  In the event that Tenant’s Early Entry unreasonably interferes with the Landlord Work, Landlord shall notify Tenant in writing and if Tenant fails to cure such unreasonable interference within one (1) full Business Day after receipt of such written notice, Landlord may terminate Tenant’s right to Early Entry, and any actual delay in the Landlord Work caused by any act or omission of a Tenant Party during such Early Entry will be deemed a Tenant Delay subject to the terms of the Work Letter.

4.Rent.

A.Payments.  Base Rent and Landlord’s reasonable estimate of Tenant’s Pro Rata Share of Operating Expenses shall be due and payable in advance on the first day of each calendar month without notice, demand or setoff, provided that the installment of Base Rent for the first full Lease Month shall be payable upon the execution of this Lease by Tenant.  As used herein,

“Lease Month” shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first (1st) day of a calendar month, the period from the Commencement Date to the first (1st) day of the next calendar month shall be included in the first (1st) Lease Month for purposes of determining the duration of the Term).  All other items of Rent shall be due and payable by Tenant on or before thirty (30) days after billing.  Base Rent and Tenant’s Pro Rata Share of Operating Expenses for a partial month shall be prorated on a daily basis.  Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due.  No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept such check or payment without such acceptance being considered a waiver of any rights such party may have under this Lease or applicable Law.  Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

B.Operating Expenses.  On or about July 1 of each fiscal year, Landlord shall provide Tenant with a good faith reasonable estimate of the Operating Expenses for the coming fiscal year with appropriate backup documentation per Landlord’s commercially reasonable standard procedures.  If Landlord determines that its estimate of the Operating Expenses was incorrect, Landlord may provide Tenant with a revised estimate.  Thereafter, Tenant’s monthly payments shall be based upon the revised estimate.  If Landlord does not provide such estimate by July 1 of a fiscal year, Tenant shall pay monthly installments based on the most recent estimate delivered until Landlord provides Tenant with the new estimate.  Tenant’s Pro Rata Share of Operating Expenses for any fiscal year shall never be less than $0.  Landlord shall allocate Operating Expenses between the Project and Building per Landlord’s commercially reasonable standard procedures.

C.Reconciliation of Operating Expenses.  As soon as practicable after the end of each fiscal year, Landlord shall furnish Tenant with a statement of the actual Operating Expenses for such fiscal year (“Statement”) with appropriate backup documentation per Landlord’s commercially reasonable standard procedures.  If estimated Operating Expenses paid by Tenant are less than actual Operating Expenses for such fiscal year, Tenant shall pay the difference to Landlord within thirty (30) days after demand, and if such estimated Operating Expenses are more than actual, Tenant shall receive a credit for the difference against Rent next due within thirty (30) days of Landlord’s determination of Operating Expenses, provided Tenant shall not be required to pay any Operating Expenses reconciliation after twenty-four (24) months from the date of actual payment of such Operating Expenses.

D.Adjustment.  If the Building and/or the Project is not 95% occupied during any full or partial fiscal year or if Landlord is not supplying services to 95% of the total Rentable Square Footage of the Building and/or the Project during a full or partial fiscal year, Operating Expenses for such fiscal year shall be determined as if the Building and/or the Project had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building and/or the Project during that period.

E.Landlord’s Books and Records.  Within ninety (90) days after receipt of a Statement by Tenant, if Tenant disputes the amount of Operating Expenses set forth in the Statement or otherwise requests an inspection, a reputable certified public accountant (with previous experience in reviewing financial operating records of landlords; provided that such accountant is not retained by Tenant on a contingency fee basis), designated and paid for by Tenant

(“Tenant’s CPA”), may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records at Landlord’s offices, provided that there is no default (after expiration of notice and cure periods) under this Lease.  In connection with such inspection, Tenant and Tenant’s agents must agree in advance to abide by Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to dispute the amount of Operating Expenses set forth in any Statement or otherwise request an inspection within ninety (90) days of Tenant’s receipt of such Statement shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement.  If such inspection reveals an over-charge of Operating Expenses that is reasonably contested by Landlord, Tenant’s calculations shall be reasonably reviewed, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected as follows:  Landlord and Tenant shall each select a reputable certified public accountant with the same qualifications as Tenant’s CPA, and the two (2) reputable certified public accountants shall select a third (3rd) reputable certified public accountant with the same qualifications as Tenant’s CPA.  This third (3rd) reputable certified public accountant shall be the Accountant and shall review Tenant’s calculations of Operating Expenses.  If such review by the Accountant confirms that Operating Expenses were overstated, and the overstatement is by more than five percent (5%) of the actual Operating Expenses, then the cost of such review, including the cost of Tenant’s CPA and the Accountant, shall be paid for by Landlord.  In no event shall this Section 4.E be deemed to allow any review of any Landlord’s records by any subtenant of Tenant (approved by Landlord).  Tenant agrees that this Section 4.E shall be the sole method to be used by Tenant to dispute the amount of any Operating Expenses payable or not payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

5.Tenant’s Use of Premises.

A.Permitted Uses.  The Premises shall be used only for general office/R&D, design/engineering and administrative use consistent with the character of a first-class office complex (the “Permitted Use”) and for no other use whatsoever without Landlord’s consent as determined in Landlord’s reasonable discretion; provided such use must comply with all Laws, and any applicable restriction, declaration or development agreement.  Tenant shall not use or permit the use of the Premises for any Prohibited Uses or for any purpose which is illegal, creates obnoxious odors (including tobacco, cigarette or e‑cigarette smoke), noises or vibrations, is dangerous to persons or property, could increase Landlord’s insurance costs, or which, in Landlord’s reasonable opinion, unreasonably disturbs any other tenants of the Project or interferes with the operation or maintenance of the Property or the Project.

B.Compliance with Laws.  All Tenant Parties shall comply with all Laws and Regulations with respect to the use and occupancy of the Premises; provided, however, notwithstanding anything herein to the contrary, in no event shall Tenant’s obligation to comply with Laws entail the making of structural alterations or changes to the Building or changes to Building Systems unless the making of such structural alterations or changes or changes to the Building Systems are required solely due to Tenant’s specific use of the Premises (beyond the Permitted Use) or by Tenant’s Alterations.  Tenant shall, promptly after receipt, provide Landlord with copies of any notices Tenant receives regarding a violation or alleged violation of any Laws.

C.Tenant’s Security Responsibilities.  Tenant acknowledges that any security or safety measures employed by Landlord are for the protection of Landlord’s own interests; that Landlord is not a guarantor of the security or safety of the Tenant Parties or their property; and that such security and safety matters are the responsibility of Tenant and the local law enforcement authorities.

6.Security Deposit.  The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and may be held by Landlord in commingled accounts (without liability for interest, except to the extent required by Law) as security for the performance of Tenant’s obligations under this Lease.  Landlord may, from time to time while an event of default after expiration of the applicable cure period remains uncured, use all or a portion of the Security Deposit to cure any uncured default by Tenant, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default.  If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount.  Provided that Tenant has performed all of its obligations hereunder, Landlord shall return any unapplied portion of the Security Deposit to Tenant within sixty (60) days after the later to occur of:  (A) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (B) the Expiration Date.  Tenant does hereby authorize Landlord to withhold from the Security Deposit all amounts allowed by Law and the amount reasonably anticipated by Landlord to be owed by Tenant as a result of an underpayment of Tenant’s Pro Rata Share of any Operating Expenses for the final year of the Term.  To the fullest extent permitted by applicable Law, Tenant agrees that the provisions of this Section 6 shall supersede and replace all statutory rights of Tenant under applicable Law regarding the retention, application or return of security deposits, including the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect which (i) establish the time frame by which Landlord must refund collateral or security for performance of a tenant’s obligations under a lease, and/or (ii) provide that Landlord may claim from collateral or security for performance of a tenant’s obligations under a lease only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.  If Landlord transfers its interest in the Premises, Landlord shall assign the Security Deposit to the transferee and thereafter Landlord shall have no further liability for the Security Deposit.

7.Utilities.

A.Utilities.  Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fee (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, and water service available to the Premises as of the Commencement Date), and (ii) penalties for discontinued or interrupted service. For any utility service that is not separately metered to the Premises, Tenant shall pay its pro rata share of the cost of such utility service with all others served by the service not separately metered within thirty (30) days of Tenant’s receipt of invoices for same. However, if Landlord reasonably determines that Tenant is using a disproportionate amount of any utility service not separately metered, then Landlord at its election may (i) periodically charge Tenant, as an item of additional Rent, a sum equal to Landlord’s reasonable estimate of the cost of Tenant’s excess use of such utility service, or (ii) install a separate meter (at Tenant’s expense) to measure the utility service supplied to the Premises. Landlord shall provide reasonable evidence of excess use related to any of the foregoing charges.

B.Service Interruptions.  Except as otherwise provided herein, upon the occurrence of a Service Failure, Landlord shall use all commercially reasonable efforts to promptly remove the Service Failure, although no Service Failure shall constitute a constructive eviction of Tenant, give rise to an abatement of Rent, or relieve Tenant from the obligation to fulfill any covenant or agreement.  In no event shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant’s Property, arising out of or in connection with any Service Failure or the failure of any Project safety services, personnel or equipment except to the extent arising from the negligence or willful misconduct of Landlord or the Landlord Parties.

Notwithstanding anything to the contrary contained in this Lease, in the event Tenant is prevented from using, and does not use, the Premises or any portion thereof for more than five (5) consecutive business days as a result of (i) any Service Failure caused by Landlord (and the Service Failure is not due to the failure of the service provider), (ii) Landlord’s failure to make repairs required to be made by Landlord under this Lease (after the Commencement Date and following expiration of any cure period applicable thereto), and/or (iii) any repair or maintenance work performed by Landlord after the Commencement Date and required to be performed by Landlord under this Lease, then Tenant’s obligation to pay Rent shall be abated or reduced, as the case may be, from the sixth (6th) business day after such occurrence and continuing until such time that Tenant is no longer so prevented from using, and does not use, the Premises or such portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using bears to the total rentable square feet of the Premises.

C.Third Party Services.  If Tenant desires any service which Landlord has not specifically agreed to provide in this Lease, Tenant shall procure such service directly from a reputable third party service provider provided such provider is at competitive rates (“Provider”) for Tenant’s own account.  Tenant shall require each Provider to comply with Laws and Regulations and comply with all requirements regarding insurance imposed by this Lease.  All Providers utilizing any area of the Project outside the Premises shall be subject to Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed) and shall enter into a reasonable written agreement acceptable to Landlord prior to gaining access to, or making any installations in or through, such area.

8.Landlord’s Electrical Services.  Landlord shall have and retain the sole right to select and/or change the provider of electrical services to the Building and/or the Property provided such provider is at competitive rates.

9.Maintenance, Repairs and Alterations.

A.Tenant’s Repair and Maintenance Obligations.

(1)Subject to Sections 3B and 9B, Tenant shall clean and maintain in good order, condition, and repair and replace when necessary the Premises and every part thereof,

through regular inspections and servicing, including, but not limited to:  (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains) that are located within the Premises or that exclusively serve the Premises, and all ducts, pipes, vents or other parts of the plumbing system that are located in the Premises or exclusively serve the Premises; (ii) all fixtures, interior walls, floors, carpets and ceilings; (iii) all windows (including window sealants and gaskets), doors, entrances, plate glass, showcases and skylights (including cleaning both interior and exterior surfaces); (iv) all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems) located within the Premises or that serve the Premises only; and (v) any automatic fire extinguisher equipment in the Premises.  All work shall be performed at Tenant’s expense in accordance with the procedures described in this Section 9.

(2)With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve only the Premises, including all such facilities that are within the walls or floor, or on the roof of the Premises, and any part of such facility that is not within the Premises, but only up to the point where such facilities join a main or other junction (e.g., sewer main or electrical transformer) from which such utility services are distributed to other parts of the Project as well as to the Premises.  Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality.  Tenant shall repair any damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry.

(3)Tenant shall maintain continuously throughout the Term a service contract for the washing of all windows (interior only) in the Premises with a contractor approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), which contract provides for the periodic washing of all such windows at least once every one hundred eighty (180) days during the Term.  Tenant shall furnish Landlord with (i) copies of all such service contracts for the window washing, which shall provide that they may not be cancelled or changed without at least thirty (30) days’ prior written notice to Landlord, and (ii) proof of completion of the repair work.  The maintenance and service contractors shall comply with all Laws and Regulations and comply with all requirements regarding insurance imposed by this Lease.

(4)All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality in compliance with Section 9.C below.

B.Landlord’s Repair Obligations.  Subject to Sections 3.B and 9.A, Landlord shall, with the cost thereof to be included as Operating Expenses, keep in good condition and repair, ordinary wear and tear excepted, the following: (1) structural elements of the Building and Building Systems; (2) Common Areas within the Property; (3) the roof of the Building; (4) exterior windows of the Building (including cleaning thereof); (5) elevators serving the Building and (6) HVAC equipment which serves the Premises.  Tenant shall pay the costs of the foregoing maintenance or repair if necessitated due to the acts or omissions of any Tenant Party.  Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1932(1), 1933(4), 1941 and 1942 of the California Civil Code or any similar or successor Laws now or hereinafter in effect.

C.Alterations.  Tenant shall not make alterations, additions or improvements to the Premises or install any cable in the Premises or other portions of the Project (collectively, “Alterations”) without first obtaining the written consent of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed).  Prior to starting work on any Alteration, Tenant shall furnish to Landlord for review and approval (which approval shall not be unreasonably withheld, conditioned or delayed): plans and specifications; names of proposed contractors (provided that Landlord may designate specific contractors with respect to Project systems); copies of contracts; necessary permits and approvals; and evidence of contractors’ and subcontractors’ insurance which shall comply with the requirements regarding insurance imposed by this Lease.  Changes to the plans and specifications must also be submitted to Landlord for its approval (which approval shall not be unreasonably withheld, conditioned or delayed).  Landlord’s approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant’s use.  Alterations shall be constructed in a good and workmanlike manner in accordance with Laws and Regulations and insurance requirements and using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Project. Tenant shall reimburse Landlord for out-of-pocket sums paid by Landlord for third party examination of Tenant’s plans for Alterations.  Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alteration that is of a cosmetic nature such as painting and carpeting; or will not affect the systems or structure of the Project, including work to be performed inside the walls or above the ceiling of the Premises, as long as the cost thereof does not exceed $10,000.00 for each such Alteration (collectively, “Permitted Alteration”).  No later than thirty (30) days after completion of the Alterations (except Permitted Alterations), Tenant shall furnish stamped and permitted “as-built” plans (hard copy and AutoCAD format), along with inspection card signed by the building department, completion affidavits, full and final (unconditional) waivers of liens, receipts and bills covering all labor and materials.  With respect to all Alterations, Tenant shall (and shall cause its contractors to) comply with the “Tenant Interior Improvement Construction Rules and Regulations” handbook that has been provided to Tenant by Landlord.

10.Entry by Landlord.  Upon reasonable written notice (excluding emergencies) and during reasonable times (excluding emergencies), Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises to clean and make repairs to the Premises permitted under this Lease, and to conduct or facilitate repairs, alterations or additions to any portion of the Project.  Landlord agrees to use commercially reasonable efforts to limit unreasonable interference with Tenant’s use of the Premises and access to the Premises during such repairs, alterations or additions.  Landlord shall have the right in emergencies to temporarily close all or a portion of the Premises to perform repairs, alterations and additions, if reasonably necessary for the protection and safety of Tenant and its employees.  Entry by Landlord for any reason contemplated by this Lease shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent (except as set forth in the second paragraph of Section 7.B).

11.Assignment and Subletting.

A.Landlord’s Consent Required.  Tenant shall not assign, transfer or encumber any interest in this Lease or sublease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which may be withheld in Landlord’s reasonable discretion.  Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord wrongfully withheld its consent to a proposed

Transfer and Tenant’s sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment.  Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor laws, now or hereinafter in effect, and all other remedies, including any right at law or equity to terminate this Lease in connection with Landlord’s withholding its consent to any Transfer, on its own behalf and on behalf of the proposed transferee.  Any attempted Transfer in violation of this Section is voidable at Landlord’s option.

B.Consent Parameters/Requirements.  As part of Tenant’s request for, and as a condition to, Landlord’s consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy (unexecuted) of the proposed assignment or sublease and other contractual documents, the Landlord review fee equal to Two Thousand Five Hundred Dollars ($2,500.00) and such other information as Landlord may reasonably request.  Landlord shall then have the right (but not the obligation) to terminate this Lease as of the date the Transfer would have been effective with respect to the portion of the Premises which Tenant desires to Transfer.  In such event, Tenant shall vacate such portion of the Premises no later than such termination date, and upon Tenant’s vacating such portion of the Premises, the Rent and other charges payable shall be proportionately reduced.  In no event shall any Transfer release or relieve Tenant from any obligation under this Lease, nor shall the acceptance of Rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its obligations or liabilities under this Lease.

C.Payment to Landlord.  If the aggregate consideration paid to a Tenant Party for a Transfer exceeds that payable by Tenant under this Lease (prorated according to the transferred interest), Tenant shall pay Landlord, within thirty (30) days after Tenant’s receipt of such excess consideration, fifty percent (50%) of such excess (after deducting therefrom reasonable marketing, brokerage, legal and remodeling costs paid to unaffiliated third parties in connection with the Transfer, with proof of same provided to Landlord).  If any uncured event of default exists under this Lease, Landlord may require that all sublease payments be made directly to Landlord.

D.Change in Control of Tenant. If Tenant is a corporation, limited liability company, partnership, or similar entity, and if there is a change in control of Tenant (including by merger, consolidation or reorganization), such change of control shall constitute a Transfer.  The foregoing shall not apply so long as, both before and after the Transfer, Tenant is an entity whose outstanding stock is listed on a recognized U.S. securities exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed; provided, however, Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of such change in control.

Notwithstanding any contrary provision in this Section 11, Tenant may, without Landlord’s consent, assign this Lease or sublease all or any portion of the Premises to (i) an Affiliate of Tenant, (ii) a successor to Tenant by merger or consolidation, or (iii) a successor to Tenant by purchase of all or substantially all of Tenant’s assets (each a “Permitted Transfer” and the transferee in each case is referred to herein as a “Permitted Transferee”), provided that (a) there is not then an Event of Default existing under this Lease, (b) at least five (5) days before the Transfer, Tenant notifies Landlord of the Transfer and delivers to Landlord reasonable documentation substantiating that the Transfer satisfies the requirements of this Section 11.D (provided that Tenant shall be obligated to provide such notice only to the extent Tenant is permitted to do so in accordance with Laws),

(c) in the case of an assignment pursuant to clause (i) or (iii) above, the Permitted Transferee executes and delivers to Landlord, within ten (10) business days after the assignment, a commercially reasonable instrument pursuant to which the Transferee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder, (d) in the case of an assignment pursuant to clause (ii) above including an assignment to a successor that is an Affiliate of Tenant, the successor entity has a net worth immediately after the Transfer that is not less than Tenant’s net worth immediately before the Transfer, and (e) the Transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Section 11.

E.Options.  Any option granted to Tenant in this Lease is personal to the original Tenant and may be exercised only by the original Tenant while occupying the entire Premises, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than the original Tenant.  The options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any option be separated from this Lease in any manner, either by reservation or otherwise.

12.Liens.  Tenant shall not permit mechanic’s or other liens to be placed upon the Property or Project in connection with any work or service done or purportedly done by or for the benefit of Tenant.  Tenant shall, within ten (10) Business Days of notice from Landlord, fully discharge such lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law.  If Tenant fails to timely discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien.  Tenant shall, within thirty (30) days after receipt of an invoice from Landlord, reimburse Landlord for any amount paid by Landlord, including reasonable attorneys’ fees, to bond or insure over the lien or discharge the lien.

13.Indemnity.  Subject to Section 15, Tenant shall indemnify, defend and hold Landlord and the Landlord Parties harmless from any and all Claims arising from Tenant’s or any Tenant Party’s use of the Premises or the Project (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises or the Project and any dogs kept by Tenant’s employees as pets in the Premises pursuant to the terms and conditions of Section 30 of this Lease) or from the conduct of its business or from any activity, work or thing which may be permitted or suffered by Tenant or any Tenant Party in or about the Premises or the Project and shall further indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all Claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under this Lease or arising from any negligence or willful misconduct of Tenant or any of the Tenant Parties in or about the Project and from any and all costs, attorneys’ fees and costs, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith except, in each case, to the extent arising from the negligence or willful misconduct of Landlord or the Landlord Parties.  Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all Claims in respect thereof against Landlord and the Landlord Parties, excepting where the damage is caused by the negligence or willful misconduct of Landlord or the Landlord Parties.   Subject to Section 15, Landlord shall indemnify, defend and hold Tenant and the Tenant Parties harmless from any and all Claims arising from the conduct of its business or from any activity, work or thing which may be permitted or suffered by Landlord or any Landlord Party in or about the Premises or the Project and shall further indemnify, defend and hold Tenant and the Tenant Parties harmless from and against any and all Claims arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under this Lease or arising from any negligence or willful misconduct of Landlord or any of the Landlord Parties in or about the Project and from any and all costs, attorneys’ fees and costs, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith except to the extent arising from the negligence or willful misconduct of Tenant or the Tenant Parties.

14.Insurance.  Tenant shall maintain insurance in accordance with the terms of Exhibit G.

15.Mutual Waiver of Subrogation.  Notwithstanding anything in this Lease to the contrary, Tenant waives, and shall cause its insurance carrier(s) to waive, any and all rights of recovery, Claim, cause of action against all Landlord Parties for any loss or damage to Tenant’s business, any loss of use of the Premises, and any loss, theft or damage to Tenant’s Property (including Tenant’s automobiles or the contents thereof), including all rights arising out of the negligence of any Landlord Party, which loss or damage is (or would have been, had the insurance required by this Lease been maintained) covered by Tenant’s insurance.  Landlord shall likewise cause its insurance carrier(s) to waive any and all rights of recovery, Claim, cause of action against all Tenant Parties for any loss of or damage to or loss of use of the Project, any additions or improvements to the Project, or any contents thereof, including all rights arising out of the negligence of any Tenant Party, which loss or damage is covered by Landlord’s insurance.

16.Casualty Damage.

A.Repair or Termination.  If all or any material part (which exceeds 30%) of the Building or the Project is damaged by fire or other casualty, Landlord shall have the right to terminate this Lease by notifying Tenant in writing within ninety (90) days after the date of the fire or other casualty.  If Landlord does not terminate this Lease under this Section 16.A, Landlord shall promptly repair and restore the Building or the Project to the condition existing prior to the casualty, provided, however, that Tenant shall be required to pay the cost for restoring the leasehold improvements in the Premises except with respect to the Landlord Work.  However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord.

Notwithstanding anything to the contrary set forth in this Section 16, if the fire or other casualty to the Premises is of a nature that Landlord in its commercially reasonable determination estimates that such fire or other casualty to the Premises cannot be repaired within 240 days from the date of such casualty, then Tenant shall have the right to terminate this Lease upon written notice to Landlord within thirty (30) days of Landlord’s estimate.

B.Abatement.  In the event a material portion of the Premises is damaged as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is damaged and not usable by Tenant until substantial completion of the repairs and restoration required to be made by Landlord pursuant to Section 16.A.  Tenant, however, shall not be entitled to such abatement if the fire or other casualty was caused by the intentional misconduct of any of the Tenant Parties.  Landlord shall not be liable for any loss or damage to Tenant’s Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage.  Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Section, and agree that their respective rights for damage to or destruction of the

Premises shall be those specifically provided in this Lease, which shall constitute an express agreement between the parties with respect thereto, and Landlord and Tenant hereby agree that any Laws, including Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction of leased or hired property, shall have no application to this Lease or to any damage or destruction to all or any part of the Premises.

17.Condemnation.  Either party may terminate this Lease if the whole or any material part (which exceeds 30%) of the Premises or parking areas are taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”).  Landlord may also terminate this Lease if there is a Taking of any portion of the Building, Property or Project which would leave the remainder of the Building, Property or Project, as applicable, unsuitable for use in a manner comparable to the Building’s, Property’s or Project’s use prior to the Taking provided it terminates the leases of all other tenants similarly situated.  Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building, Property or Project occurs.  If this Lease is not terminated, the Rentable Square Footage of the Project, the Rentable Square Footage of the Premises and Tenant’s Pro Rata Share shall, if applicable, be appropriately adjusted by Landlord.  In addition, Base Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term effective when the physical taking of the portion of the Premises occurs.  All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant.  Notwithstanding the foregoing, so long as such payment shall not reduce the award or judgment recoverable by Landlord, Tenant may pursue a separate award to recover (i) the cost of Tenant's moving and relocation expenses, (ii) the loss of any trade fixtures, furnishings, equipment or personal property, and (iii) loss of business or goodwill.

18.Events of Default.  Tenant shall be considered to be in default under this Lease upon the occurrence of any of the following events of default:

A.Tenant’s failure to pay when due all or any portion of the Rent (“Monetary Default”), where such failure shall continue for a period of 5 Business Days after written notice from Landlord to Tenant; provided, however, that such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure.

B.Tenant’s failure to perform any of the obligations of Tenant in the manner set forth in Sections 12, 13, 14, 23 or 24 (a “Time Sensitive Default”) where such failure shall continue for a period of 5 Business Days after written notice from Landlord to Tenant; provided, however, that such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure.

C.Tenant’s failure (other than a Monetary Default or a Time Sensitive Default) to comply with any term of this Lease, if the failure is not cured within thirty (30) days after written notice to Tenant.  However, if Tenant’s failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed an additional thirty (30) days) as is reasonably necessary to cure the failure so long as:  (1) Tenant commences to cure the failure within the thirty (30) day period following Landlord’s initial written notice; and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease.  However, if Tenant’s failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant.  Such thirty (30) day notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure.

D.Any Guarantor or Tenant becomes insolvent, files a petition for protection under the U.S. Bankruptcy Code (or similar Law) or a petition is filed against Tenant or any Guarantor under such Laws and is not dismissed within forty-five (45) days after the date of such filing, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due; or the death of any Guarantor or Tenant, the termination of any Guarantor’s liability with respect to this Lease other than in accordance with the applicable guaranty, or any Guarantor’s breach of its guaranty obligation on an anticipatory basis.

19.Remedies.

A.Landlord’s Remedies.  Upon any default, Landlord shall have the right to pursue any of its rights and remedies at law or in equity, including any one or more of the following remedies:

(1)Terminate this Lease and recover an award of damages as provided in Section 19.B;

(2)Exercise the remedy provided by Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); provided, however, notwithstanding Landlord’s exercise of the remedy described in California Civil Code §1951.4, Landlord may at any time thereafter elect in writing to terminate this Lease and recover an award of damages as provided in Section 19.B;

(3)To the fullest extent permitted by applicable Law, terminate Tenant’s right to possession of the Premises and re-enter the Premises, alter security devices and remove and store, at Tenant’s expense, all the property in the Premises using such lawful force as may be necessary; and/or

(4)Withhold or suspend payment of sums Landlord would otherwise be obligated to pay to Tenant under this Lease or any other agreement.

B.Measure of Damages.  If Landlord terminates this Lease or terminates Tenant’s right to possession of the Premises, Tenant shall immediately surrender and vacate the Premises.  If Landlord terminates this Lease, Tenant shall pay to Landlord upon demand damages equal to the sum of the following:

(1)The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2)The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

(3)The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided; and

(4)Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, reasonable brokerage commissions and advertising expenses, reasonable expenses of remodeling the Premises for a new tenant (whether the same or different use), and any special concessions made to obtain a new tenant, and all reasonable expenses reasonably incurred by Landlord in enforcing its rights and remedies under this Lease, including all reasonable legal expenses.

The “worth at the time of award” of the amounts referred to in Sections 19.B(1) and 19.B(2) above, shall be computed by allowing interest at the rate of ten percent (10%) per annum.  The “worth at the time of award” of the amount referred to in Section 19.B(3) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

C.Tenant Not Relieved from Liabilities.  The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease.  Each right and remedy of Landlord shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at law or in equity.  Notwithstanding any other provision of this Lease to the contrary, except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Parties, Tenant shall hold Landlord Parties harmless from and indemnify, protect and defend such parties against, all Claims that arise out of or in connection with a default of this Lease beyond any applicable notice and cure periods, specifically including any violation of applicable Laws or Contamination caused by a Tenant Party.

D.Waiver of Redemption.  Tenant hereby waives any and all rights conferred by Section 3275 of the California Civil Code and by Sections 1174(c) and 1179 of the California Code of Civil Procedure and any and all other laws and rules of law from time to time in effect providing that Tenant shall have any right to redeem, reinstate or restore this Lease following its termination by reason of Tenant’s default.

E.Late Charges and Interest.  If Tenant fails to pay any Rent due under this Lease, Tenant shall pay interest on any unpaid item from the date initially due at a rate equal to the lesser of twelve percent (12%) per annum or the highest rate permitted by Law.  Further, if any Rent is not received within five (5) Business Days after becoming due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of such overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay such Rent when due.  Such late charge represents a fair and reasonable estimate of the costs Landlord will incur in processing such delinquent payment, and the payment of late charges and the payment of interest are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for the additional administrative expense incurred by Landlord.  If any payment by Tenant of an amount deemed to be interest results in Tenant having paid any interest in excess of that permitted by Law, then it is the express intent of Landlord and Tenant that all such excess amounts theretofore collected by Landlord shall be credited against the other amounts owing by Tenant under this Lease.

F.Right of Landlord to Perform.  Upon any Tenant default, Landlord may (but shall not be obligated to), at Tenant’s expense, and without waiving or releasing Tenant from any obligation of Tenant under this Lease, cure such default and in connection therewith, pay expenses and employ counsel.  All sums paid by Landlord, including a fifteen percent (15%) administrative fee, and all penalties, interest and costs incurred in connection therewith, shall be due and payable by Tenant to Landlord, as an item of additional Rent, on demand by Landlord.

G.Miscellaneous.  No failure on the part of Landlord to require performance shall be taken or held to be a waiver of Landlord’s right to enforce such performance.  Further, the subsequent acceptance of Rent hereunder shall not be deemed to be a waiver of any preceding breach.  No waiver by Landlord of any breach shall be effective unless such waiver is in writing.  Notwithstanding anything to the contrary set forth herein, Landlord’s re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease shall not terminate this Lease.

H.Abated Rent.  If this Lease provides for a postponement of any Base Rent, Tenant’s Pro Rata Share of Operating Expenses, a period of “free” rent, reduced rent, early occupancy, or other rent concession, such postponed rent, “free” rent, reduced rent or other rent concession shall be referred to herein as the “Abated Rent”.  Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Term only if Tenant has fully, faithfully, and punctually performed all of Tenant’s obligations hereunder, including the payment of all Rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Premises in the physical condition required by this Lease.  Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant’s full, faithful and punctual performance of its obligations under this Lease.  If a default shall occur beyond cure periods and as a result of such default the Lease is terminated, the unamortized portion of the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such Rent abatement or other Rent concession.  In such case Abated Rent shall be calculated based on the full initial Rent payable under this Lease.

20.Limitation of Liability.  Notwithstanding anything to the contrary contained in this Lease, the liability of Landlord (and of any successor Landlord) to Tenant (or any person or entity claiming by, through or under Tenant) shall be limited to the interest of Landlord in the Property.  Tenant shall look solely to Landlord’s interest in the Property for the recovery of any judgment or award against Landlord.  No Landlord Party shall be personally liable for any judgment or deficiency.  Before filing suit for an alleged default by Landlord, Tenant shall give Landlord and the Mortgagee(s) whom Tenant has been notified hold Mortgages on the Property, notice and reasonable time to cure the alleged default.  Tenant and Landlord hereby waive all claims against all Landlord Parties and Tenant Parties, respectively, for consequential, special or punitive damages, including lost profits and business interruption except under Section 23.

21.Tenant’s Right to Possession.  Provided Tenant pays the Rent and fully performs all of its other covenants and agreements under this Lease, Tenant shall have the right to occupy the Premises without hindrance from Landlord or any person lawfully claiming through Landlord, subject to the terms of this Lease, all Mortgages, insurance requirements and applicable Law.  This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Property.

22.Intentionally Deleted.

23.Holding Over.  If Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease in the conditioned required by this Lease, the continued occupancy of the Premises shall be that of a tenancy at sufferance.  Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to one hundred fifty percent (150%) of the greater of (a) the sum of the Base Rent and Tenant’s Pro Rata Share of Operating Expenses due for the month preceding the holdover or (b) the then-current fair market gross rental for the Premises as reasonably determined by Landlord.  No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term. Commencing on the thirtieth (30th) day of the holdover, Tenant shall be liable to Landlord for, and shall protect Landlord from and indemnify, protect and defend Landlord against, all losses and damages, including any claims made by any succeeding tenant resulting from such failure to vacate, and any consequential damages that Landlord suffers from the holdover.

24.Subordination to Mortgages; Financial Statements; Estoppel Certificates.  Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently affecting the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively, a “Mortgage”).  The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”.  Within ten (10) days after receipt of a written request from a Mortgagee, Tenant shall execute a commercially reasonable subordination, non-disturbance and attornment agreement in favor of the Mortgagee, which shall also provide for notice to Mortgagee of any default or potential termination of this Lease and a reasonable opportunity to cure any default without obligation to do so.  In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  If requested by a successor-in-interest to all or a part of Landlord’s interest in this Lease, Tenant shall, without charge, attorn to the successor-in-interest.  Tenant shall, within ten (10) Business Days after receipt of a written request from Landlord, execute and deliver to Landlord and/or its designee an estoppel certificate, a financial statement and other financial information to those parties as are reasonably requested by Landlord, certifying to Landlord and/or a Mortgagee and/or a prospective purchaser of the Property such facts and agreeing to such reasonable notice provisions as reasonably requested by Landlord. Landlord shall, within ten (10) Business Days after receipt of a written request from Tenant, execute and deliver to Tenant and/or its designee an estoppel certificate to those parties as are reasonably requested by Tenant, certifying to Tenant such facts and agreeing to such reasonable notice provisions as reasonably requested by Tenant.  Tenant’s failure to provide any estoppel certificate, a financial statement and other financial information within the ten (10) Business Day period specified above, and the continuation of such failure for a period of ten (10) Business Days after Landlord delivers a second written notice requesting same, shall constitute a Time Sensitive Default under this Lease.  Neither Mortgagee nor any successor in interest shall be bound by any payment of Rent for more than one (1) month in advance, or any amendment or modification of said Lease made without the express written consent of Mortgagee or said successor in interest.

Landlord shall, at Tenant’s cost, use commercially reasonable efforts to obtain from Landlord’s current Mortgagee a subordination, non-disturbance and attornment agreement (“SNDA”) in substantially the form attached hereto as Exhibit J for the benefit of Tenant, provided, however, (i) such SNDA shall not be a condition to the effectiveness of this Lease, (ii) failure to obtain such SNDA shall not be a default by Landlord hereunder and (iii) Tenant shall reimburse Landlord for all out-of-pocket costs and fees incurred by Landlord in obtaining such SNDA (including, without limitation, any fees and costs payable by Landlord to its Mortgagee in connection with such SNDA, together with Landlord’s attorneys’ fees) within thirty (30) days of receipt of an invoice for same.

25.Attorneys’ Fees.  If either party institutes a suit against the other for violation of or to enforce any covenant or condition of or to interpret this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including reasonable attorneys’ fees.

26.Notice.  Any demand, request, approval, consent or notice (collectively, a “notice”) may be given by either party or its attorney or agent and shall be in writing and delivered by hand, by nationally recognized overnight air courier services (such as Federal Express), or by United States Postal Service, registered or certified mail, return receipt requested, in each case addressed to the respective party at the address set forth in Section 1.J above or such other address as designated in writing by either party.  The place to which such notices shall be sent may be changed by either party giving notice of such change to the other party in the manner hereinabove provided.  A notice shall be deemed effective upon receipt or the date sent if it is returned to the addressor because it is refused, unclaimed, or the addressee has moved.

27.Surrender of Premises.

A.Meeting.  Landlord and Tenant shall arrange to meet for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises.  If Tenant fails to arrange such joint inspections and/or participate in either such inspection after Landlord has reasonably cooperated with scheduling such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

B.Removal.  Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear and repairs which are Landlord’s obligation excepted (and Tenant shall surrender to Landlord any and all keys to any interior locks within the Premises), and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free standing cabinet work, moveable partitioning, and other articles of personal property owned by Tenant or installed or placed by Tenant at its own expense in the Premises (including without limitation, telecommunications equipment and excluding data cabling and wiring installed by Tenant), and all similar articles of any other persons claiming under Tenant (unless Landlord exercises its option to have any subleases or subtenancies assigned to it), and Tenant shall repair all damage to the Premises resulting from the removal of such items from the Premises. Such items not so removed shall be deemed abandoned by Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such items, as well as any damage caused by such removal. All fixtures, equipment, leasehold improvements, Alterations and/or appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord or Tenant and whether at the expense of Landlord or Tenant, or of both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord in which event Tenant shall remove same at its expense and repair any damage caused by such removal; provided, that Tenant shall not be required to remove the initial Landlord Work, and if Landlord desires any Alterations to be removed, Landlord must notify Tenant of such obligation at the time (if any) that Landlord gives it consent thereto.  Such fixtures, equipment, leasehold improvements, Alterations, additions, improvements and/or appurtenances shall include but not be limited to: all floor coverings, drapes, paneling, built-in cabinetry, molding, doors, vaults (including vault doors), plumbing systems, security systems, electrical systems, lighting systems, all fixtures and outlets for the systems mentioned above for all, radio, telegraph and television purposes, and any special flooring or ceiling installations but shall not include any business or trade fixtures or equipment that can be removed without damage to the Premises or which can be removed with minor damage, which Tenant shall repair.  Notwithstanding anything to the contrary set forth in the foregoing, in no event will Tenant be required to remove any of the initial Landlord Work as described in Exhibit E.  Tenant shall, at Tenant’s sole cost, remove any Alterations, excluding carpeting, so designated by Landlord at the time of its consent to the Alterations, and repair any damage caused by such removal.

C.Survival of Obligations.  All obligations of Tenant and Landlord under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term.  If any repairs to the Premises are required and not covered by the Security Deposit, Tenant shall pay to Landlord the reasonable amount necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord which are noted at the required inspections.  Landlord shall provide reasonable evidence of such expense.  Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

Notwithstanding anything to the contrary contained in this Lease, Tenant shall at its sole cost and expense and upon the expiration or earlier termination of this Lease complete the restoration work to the Premises as more particularly set forth on Exhibit I attached hereto and made a part hereof.

28.Hazardous Materials.

A.Restrictions.  No Hazardous Material (defined in Exhibit H) (except for de minimis quantities of household cleaning products and office supplies used in the ordinary course of Tenant’s business at the Premises and products stored and/or distributed by Tenant in their original, sealed and unopened containers, in each case that are used, kept and disposed of in compliance with Laws) shall be brought upon, used, kept or disposed of in or about the Premises, the Building, the Property or the Project by any Tenant Parties or any of Tenant’s transferees, contractors or licensees.

B.Remediation.  Tenant shall promptly notify Landlord if it suspects Contamination in the Premises.  Any remediation of Contamination caused by a Tenant Party or its contractors or invitees which is required by Law or which is deemed reasonably necessary by Landlord, in Landlord’s opinion, shall be performed by Landlord and Tenant shall reimburse Landlord for the reasonable cost thereof.

C.Hazardous Materials.  Notwithstanding anything to the contrary in this Section 28, Tenant shall have no liability of any kind to Landlord with respect to Hazardous Materials which were present upon, in or under the Premises, the Building, the Property or the Project prior to the date that Tenant first occupied the Premises.

29.Miscellaneous.

A.Governing Law; Jurisdiction and Venue; Severability; Paragraph Headings.  This Lease shall be interpreted, construed and enforced in accordance with the Laws of the state in which the Property is located.  All obligations under this Lease are performable in the county or other jurisdiction where the Property is located, which shall be venue for all legal actions.  If any term or provision of this Lease shall be invalid or unenforceable, then such term or provision shall be automatically reformed to the extent necessary to render such term or provision enforceable, without the necessity of execution of any amendment or new document, the remainder of this Lease shall not be affected, and each remaining and reformed provision of this Lease shall be valid and enforced to the fullest extent permitted by Law.  The headings and titles to the Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of this Lease.  The words “include”, “including” and similar words will not be construed restrictively to limit or exclude other items not listed.

B.Recording.  Tenant shall not record this Lease or any memorandum without Landlord’s prior written consent.

C.Force Majeure.  Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action (other than the payment of Rent and other amounts due hereunder) shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist attacks, civil disturbances, closures and delays required by governmental orders and guidance documents under applicable Laws, pandemics, and other causes beyond the reasonable control of the performing party (each a “Force Majeure”). In no event shall Force Majeure extend the date that any payment of Rent due or payable under this Lease nor shall Force Majeure excuse Tenant’s obligations to pay Rent under this Lease.

D.Transferability; Release of Landlord.  Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or Property, and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

E.Brokers.  Tenant and Landlord represent to the other that it has dealt directly with and only with the Brokers in connection with this Lease.  Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party, other than the broker(s) specifically identified above.  Landlord shall pay all commissions due to the Broker.

F.Authority.  Tenant covenants, warrants and represents that each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant, this Lease is binding upon and enforceable against Tenant; and Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located.  Landlord covenants, warrants and represents that each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord, this Lease is binding upon and enforceable against Landlord; and Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located.

G.Time is of the Essence; Relationship; Successors and Assigns.  Time is of the essence with respect to Tenant’s performance of its obligations and the exercise of any expansion, renewal or extension rights or other options granted to Tenant.  This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

H.Survival of Obligations.  The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease.  Without limiting the scope of the prior sentence, it is agreed that the obligations under Sections 4, 6, 8, 12, 13, 19, 20, 23, 27 and 28 shall survive the expiration or early termination of this Lease.

I.Binding Effect.  Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery of it does not constitute an offer to Tenant or an option.  This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party and delivered to the other party and, if required, upon approval by Landlord’s Mortgagee.

J.Full Agreement; Amendments.  This Lease contains the parties’ entire agreement regarding the subject matter hereof.  All understandings, discussions, and agreements previously made between the parties, written or oral, are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease.  The exhibits and riders attached hereto are incorporated herein and made a part of this Lease for all purposes.

K.OFAC List Representation.  Tenant hereby represents and warrants to Landlord that neither Tenant nor any of its officers, directors, shareholders, partners, members or affiliates is or will be an entity or person: (i) that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO 13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (iv) who is otherwise affiliated with any entity or person listed above.

L.Reserved Rights.  Any rights not expressly granted by Landlord in this Lease are reserved by Landlord.

M.Transportation and Energy Management.  Tenant shall fully comply with all present and future commercially reasonable programs intended to manage parking, transportation, traffic, energy or any other programs affecting the Property.

Tenant acknowledges that Landlord may be required to disclose certain information concerning energy performance for the Premises and/or the Project pursuant to applicable law, including California Public Resources Code Section 35402.10 and the regulations adopted pursuant thereto (collectively, the “Energy Disclosure Requirements”) and Tenant hereby consents to such disclosures.  If Tenant contracts directly for the provision of utilities to the Premises, Tenant shall promptly provide Landlord with copies of Tenant’s utility bills and other information as may be necessary to allow Landlord to make the required disclosures, or, at Landlord’s option, Tenant shall execute and deliver to Landlord instruments enabling Landlord to obtain such information from the utility provider.  Tenant acknowledges that Landlord shall not be required to notify Tenant of the making of such required disclosures, and Tenant releases Landlord from any claims, losses, costs, damages and liabilities arising out of or related to such disclosures.  The provisions of this Section 29.M shall survive the expiration or earlier termination of this Lease.

N.Signage. Subject to the terms of this Section 29N, during the Term, but only so long as (a) Tenant occupies at least 50% of the Premises  and (b) no event of default has occurred under this Lease and continued beyond any applicable notice and cure period, Landlord shall, at Tenant’s expense, (i) install Project standard suite identification signage on the glass to the right of the main door accessing the Premises (the “Suite Signage”) and (ii) install Project standard Tenant identification on approximately fifty percent (50%) of the Building Monument sign (the “Monument Signage”). Tenant may install, at Tenant’s expense, a new monument sign with Project standard Tenant identification (the “New Signage”).  Such installation shall be performed by a party designated by Landlord.  Further, in the event that the conditions set forth in the first sentence of this Section 29N are no longer satisfied, or following the expiration or termination of this Lease, Landlord may cause the Suite Signage, New Signage and/or Monument Signage to be removed, at Tenant’s sole cost and expense.  The location, size, material, construction, font, color and design of any such alternative identification signage shall be subject to (A) the prior written approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), (B) compliance with Property signage standards, and (C) compliance with applicable Laws and any restrictive covenants applicable to the Property.  Further, in the event that the conditions set forth in the first sentence of this Section 29N are no longer satisfied, or following the expiration or termination of this Lease, Landlord may cause the directory signage (if applicable) and suite identification signage to be removed, at Tenant’s sole cost and expense.

O.Civil Code Section 1938 Disclosure.  For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that neither the Building, the Project nor the Premises has undergone inspection by a Certified Access Specialist (CASp) (defined by California Civil Code Section 55.52). Pursuant to California Civil Code Section 1938, Tenant is hereby notified that a CASp can inspect the Premises and determine whether the Premises complies with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the Premises,

Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy of the Tenant, if requested by Tenant.  Landlord and Tenant shall mutually agree on the arrangements for the time and manner of any CASp inspection, the payment of the fee for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.

P.Fitness Center.  Provided that Tenant is faithfully performing its obligations under this Lease, Tenant’s employees shall have the privilege of using the Project’s fitness center at no additional charge, subject to execution of Landlord’s standard waiver by such employees, payment of deposits for such employees’ key FOBs, and Landlord’s rules and regulations pertaining to same.  Tenant acknowledges that Landlord’s costs of maintaining and repairing the Project’s fitness center are included in Operating Expenses.

Q.Exhibits.  All exhibits attached hereto are by this reference incorporated fully herein.

[Remainder of page intentionally left blank]

Landlord and Tenant have executed this Lease as of the Effective Date specified below Landlord’s signature.

LANDLORD:

REGENCY TASMAN HOLDINGS, LLC,
a Delaware limited liability company

By:	Regency Tasman JV, LLC,
a Delaware limited liability company,
its Sole Member

	By:	Regency Tasman, LLC,
a Delaware limited liability company,
its Authorized Signatory

		By:	Lionstone VATC, LLC,
a Delaware limited liability company,
its Non-Member Manager

By:
Name:
Its:

			Effective Date:		, 2020

TENANT:

SMART MODULAR TECHNOLOGIES, INC.,
a California corporation

By:
Name:
Title:

By:
Name:
Title:

Effective Date:				, 2020

Exhibit A-1

COYOTE CREEK
TASMAN DRIVE
McCARTHY BOULEVARD
FITNESS CENTER
TASMAN DRIVE
ALDER DRIVE
1455
1421
1371
1440
888
800
750
630
590
700
570
540
500

= Building

Exhibit A-1-1

Exhibit A-2-1

Exhibit B

Legal Description of Property

All that certain land situated in the State of California, County of Santa Clara, described as follows:

THE LAND DESCRIBED BELOW IS SITUATED IN THE CITY OF MILPITAS, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL ONE:

ALL OF PARCELS 1, 2 AND 3, AS SHOWN UPON THAT CERTAIN MAP ENTITLED, “AMENDED PARCEL MAP BEING ALL LOTS 1, 2, 3, AND 4 AND BEING A PORTION OF THE RANCHO RINCON DE LOS ESTEROS”, WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, ON NOVEMBER 2, 1984 IN BOOK 534 OF MAPS, AT PAGES 47 AND 48.

PARCEL TWO:

ALL OF PARCELS 1, 2, 3, 4, 5, 6, 7 AND 8 AS SHOWN UPON THAT CERTAIN MAP ENTITLED, “PARCEL MAP, BEING ALL OF PARCEL 6 AS SHOWN ON PARCEL MAP RECORDED IN BOOK 534 OF MAPS, AT PAGES 47 AND 48”, WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON JULY 29, 1985 IN BOOK 546 OF MAPS, PAGES 45, 46 AND 47.

EXCEPTING FROM PARCELS ONE AND TWO ABOVE DESCRIBED THOSE PORTIONS THEREOF AS CONVEYED BY FINAL ORDER OF CONDEMNATION TO THE CITY OF MILPITAS, A MUNICIPAL CORPORATION RECORDED FEBRUARY 5, 1998 AS INSTRUMENT NO. 14041373, OF OFFICIAL RECORDS.

APN:

086-02-044 (Affects Parcel 2 of Parcel One)

086-02-045 (Affects Parcel 1 of Parcel One)

086-02-053 (Affects Parcel 3 of Parcel Two)

086-02-054 (Affects Parcel 4 of Parcel Two)

086-02-055 (Affects Parcel 5 of Parcel Two)

086-02-056 (Affects Parcel 6 of Parcel Two)

086-02-057 (Affects Parcel 7 of Parcel Two)

086-02-058 (Affects Parcel 8 of Parcel Two)

086-02-078 (Affects Parcel 3 of Parcel One)

086-02-079 (Affects Parcel 1 of Parcel Two)

086-02-080 (Affects Parcel 2 of Parcel Two)

Exhibit B-1

Exhibit C

Rules and Regulations

1.

Except as permitted by the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord (such consent shall not be unreasonably withheld, conditioned or delayed) under the Lease.  Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule.  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant’s expense by a vendor designated or approved by Landlord.  In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered at Landlord’s sole cost and expense.

2.

Except to the extent previously approved by Landlord, if Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use.  No awning shall be permitted on any part of the Premises.  Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3.

Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building.  Except as reasonably necessary to allow Tenant to perform its repair and maintenance obligations under the Lease, neither Tenant not any employee or invitee of Tenant shall go upon the roof of the Building.

4.	Any directory of the Building, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names.
5.

Tenant shall be responsible for providing janitorial service for the Premises at its sole cost and expense, and Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide janitorial service to the Premises.  The janitorial services shall be performed by Tenant’s employees or a bonded janitorial contractor, which contractor (if applicable) shall be reasonably approved by Landlord.  Tenant shall comply with all reasonable rules and regulations which Landlord may reasonably establish for the proper functioning and protection of any common systems of the Building, provided that Tenant has been given written notice of same.  Landlord shall not in any way be responsible to any Tenant for any loss of property caused by the janitor on the Premises or for any damage to any Tenant’s property by the janitor or any other employee of Tenant or any other third party.

6.

The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed.  No foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

Schedule C-1

7.

Tenant shall store all its trash and garbage within its Premises or in designated trash receptacles outside the Building.  Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.  All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.  Tenant will comply with any and all recycling procedures reasonably designated by Landlord.

8.

Landlord will furnish Tenant the Building standard number of keys free of charge to each door in the Premises that has a passage way lock.  Landlord may charge Tenant a reasonable amount for any additional keys, and Tenant shall not make or have made additional keys on its own.  Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises.  Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord for Landlord’s cost to re‑key the applicable door(s) of the Premises.

9.

If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant.  No boring or cutting for wires will be allowed without the prior written consent of Landlord (such consent shall not be unreasonably withheld, conditioned or delayed).

10.

Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.  Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight.  Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be reasonably objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.  Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

11.

Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.  Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

12.	Tenant shall not use any method of heating or air conditioning other than that supplied or approved in writing by Landlord. Tenant shall not permit space heaters in the Premises.
13.	Tenant shall not waste electricity, water or air conditioning. Tenant shall close and lock the doors of the Premises when Tenant is not present upon the Premises.

Schedule C-2

14.

Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, and which consent may in any event be conditioned upon Tenant’s execution of Landlord’s standard form of license agreement.  Tenant shall be responsible for any interference caused by such installation.

15.

Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster, or dry wall (except for pictures, tackboards and customary office uses). Except to the extent approved by Landlord under the Lease, Tenant shall not (a) cut or bore holes for wires or (b) affix any floor covering to the floor of the Premises.  Tenant shall repair any damage, including damage resulting from noncompliance with this rule.

16.

Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord’s prior written consent, except that Tenant may install food and drink vending machines solely for the convenience of its employees.

17.

No cooking shall be done or permitted by any tenant on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable Regulations.

18.

Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve.  Tenant shall not bring any other vehicles of any kind into the Building.  Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

19.	Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed in any parking lot.
20.

Tenant shall not use the name of the Building and/or the Project in connection with or in promoting or advertising Tenant’s business, except that Tenant may include the Building name in Tenant’s address.  Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

21.	Tenant shall not permit smoking or carrying of lighted cigars, cigarettes, e‑cigarettes or vapor cigarettes (nor hookahs) other than in areas designated by Landlord as smoking areas.
22.

Canvassing, soliciting, distribution of handbills or any other written material in the Building and/or the Project is prohibited and each tenant shall cooperate to prevent the same.  No tenant shall solicit business from other tenants or permit the sale of any good or merchandise in the Building and/or the Project without the written consent of Landlord.

23.	No firearms or weapons of any kind are allowed within the Building or Project.
24.

Tenant shall not permit any animals (including birds and other fowl), reptiles, amphibians or fish (including fish tanks), other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the Building.

Schedule C-3

25.

Tenant shall reasonably comply with Landlord’s recycle policy for the Building and/or the Project, including, without limitation, sorting and separating its trash into separate recycling containers as required by law or which may be furnished by Landlord and located in the Premises.  Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by law or pursuant to Landlord’s reasonable recycling policy, and to require Tenant to arrange for such collection at Tenant’s cost, utilizing a contractor reasonably satisfactory to Landlord.

26.

Tenant acknowledges that the Building, at Landlord’s option, may be operated in accordance with standards for the certification of environmentally sustainable, high performance buildings or aspects of their performance, including the U.S. EPA’s Energy Star® rating and, U.S. Green Building Council’s Leadership in Energy and Environmental Design program’s standards, as the same are amended or replaced from time to time and similar “green building” standards (hereinafter collectively referred to as “Green Building Standards”).  To support Landlord’s sustainability practices, Tenant is encouraged to use reasonable efforts to use proven energy, water carbon reduction, and other sustainable measures, such as for example using energy efficient bulbs in task lighting, installing lighting controls, such as automatic sensors; turning off lights at the end of the work day; and utilizing water filtration systems to avoid the use of bottled water.

27.

With respect to all construction, alterations and/or repair work performed by Tenant and/or its contractors, Tenant shall (and shall cause its contractors to) comply with the “Tenant Interior Improvement Construction Rules and Regulations” handbook that has been provided to Tenant by Landlord.

28.

These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building; provided, however, Landlord shall use commercially reasonable efforts to enforce or waive these Rules and Regulations generally equally and uniformly as against any or all of the tenants of the Project.

29.

Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building.  Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted.  Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

Schedule C-4

Exhibit D

Commencement Letter

Re:

Lease Agreement dated _____________, 2020 (the “Lease”), between REGENCY TASMAN HOLDINGS, LLC, a Delaware limited liability company (“Landlord”), and SMART MODULAR TECHNOLOGIES, INC., a California corporation (“Tenant”), for the Premises, the Rentable Square Footage of which is 21,365 rentable square feet, located in the Building located at 1390 McCarthy Boulevard, Milpitas, California.  Unless otherwise specified, all capitalized terms used herein shall have the same meanings as in the Lease.

Landlord and Tenant agree that:

Landlord has fully completed all Landlord Work required under the terms of the Lease, if any.

Tenant has accepted possession of the Premises.  The Premises are usable by Tenant as intended; Landlord has no further obligation to perform any Landlord Work or other construction, and Tenant acknowledges that both the Building, the Project and the Premises are satisfactory in all respects.

The Commencement Date of the Lease is ______________, 20__.

The Expiration Date of the Lease is the last day of ______________, ______.

Tenant’s Address at the Premises after the Commencement Date is:

Attention:
Phone:
Fax:

All other terms and conditions of the Lease are ratified and acknowledged to be unchanged.

[Signature Page Follows]

Exhibit D-1

EXECUTED as of ______________, 20__.

LANDLORD:

REGENCY TASMAN HOLDINGS, LLC,
a Delaware limited liability company

By:	Regency Tasman JV, LLC,
a Delaware limited liability company,
its Sole Member

	By:	Regency Tasman, LLC,
a Delaware limited liability company,
its Authorized Signatory

		By:	Lionstone VATC, LLC,
a Delaware limited liability company,
its Non-Member Manager

By:
Name:
Its:

TENANT:

SMART MODULAR TECHNOLOGIES, INC.,
a California corporation

By:
Name:
Title:

By:
Name:
Title:

Exhibit D-2

Exhibit E

Work Letter

This Work Letter is attached as an Exhibit to a Lease Agreement (the “Lease”) between REGENCY TASMAN HOLDINGS, LLC, a Delaware limited liability company, as Landlord, and SMART MODULAR TECHNOLOGIES, INC., a California corporation, as Tenant, for the Premises, the Rentable Square Footage of which is 21,365 rentable square feet, located in the Building.  Unless otherwise specified, all capitalized terms used in this Work Letter shall have the same meanings as in the Lease.  In the event of any conflict between the Lease and this Work Letter, the latter shall control.

1.Approved Construction Documents.

(A)Final Space Plan.  Prior to the execution of this Lease, Landlord and Tenant have approved a detailed space plan for the construction of certain improvements in the Premises, which space plan has been prepared by Studio G Architects, dated October 7, 2020 (“Final Space Plan”), a copy of which is attached hereto as Schedule E-1 and made a part hereof.

(B)Tenant’s Representative.  Tenant has designated Bruce Goldberg as its sole representative with respect to the matters set forth in this Work Letter, who shall have the full authority and responsibility to act on behalf of Tenant as required in this Work Letter.

(C)Construction Documents.  Following Landlord’s execution of the Lease, based upon and in conformity with the Final Space Plan, Landlord’s designated architectural/engineering firm shall prepare and submit to Tenant all finished and detailed architectural drawings and specifications (the “Construction Documents”).  The parties approve Studio G Architects as the architect.  In addition, Landlord shall advise Tenant of the number of days of Tenant Delay (as defined below) in the Construction Documents, if any, attributable to extraordinary requirements (if any) contained in the Final Space Plan, including without limitation, Tenant’s selection of non-Building standard equipment or materials (if any).  Landlord (or its designated representative) reserves the right to designate the location(s) of all of Tenant’s mechanical, electrical or other equipment and the manner in which such equipment will be connected to Project systems.

(D)Approved Construction Documents.  Within five (5) Business Days after receipt, Tenant shall approve or disapproved the Construction Documents, provided, however, Tenant may only disapprove the Construction Documents to the extent the Construction Documents are inconsistent with the Final Space Plan and only if Tenant delivers to Landlord, within such 5 Business Day period, specific changes proposed by Tenant which are consistent with the Final Space Plan and do not constitute changes which would result in any of the circumstances described in subsections (i) through (v) below.  If Tenant disapproves the Construction Documents within such 5 Business Day period (to the extent permitted per above), Landlord shall revise the Construction Documents within five (5) Business Days accordingly and resubmit to Tenant, which Tenant shall approve and return to Landlord within 5 Business Days after receipt. If Tenant fails to approve or disapprove (to the extent permitted per above) within such 5 Business Day period, Tenant shall be deemed to have approved the Construction Documents.  Upon Tenant’s approval, the Construction Documents shall become the “Approved Construction Documents”.  By granting approval of the Construction Documents (whether such approval is expressly granted or

Exhibit E-1

deemed given as provided above), Tenant shall be deemed to have confirmed by means of calculations or metering that the available capacity of the Project electrical system will support Tenant’s electrical requirements.

Notwithstanding the foregoing, Tenant may not request changes to the Construction Documents that (i) are inconsistent with the Final Space Plan, (ii) constitute changes that would result in Tenant Delay, (iii) increase the cost of designing or constructing the Landlord Work above the cost for the work set forth in the Final Space Plan, (iv) are of lower quality than the quality of standard tenant improvement items for the Building, or (v) require any changes to the base, shell and core or structural improvements of the Building.  Once the Approved Construction Documents have been finalized, Tenant may not request any changes thereto without the prior approval of Landlord, which may be withheld in its sole discretion.

2.[intentionally omitted].

3.[intentionally omitted].

4.Construction.

(A)General Terms.  Subject to the terms of this Work Letter, Landlord agrees to cause a contractor designated by Landlord (the “Contractor”) (i) working with the architect, to obtain all applicable building permits for the Landlord Work (as defined below) (collectively, the “Permits”), and (ii) to promptly (subject to Tenant Delay and Force Majeure) construct the tenant improvements depicted on the Approved Construction Documents (the “Landlord Work”), in compliance with such Permits and all applicable laws in effect at the time of construction, and in good workmanlike manner. Except with respect to the Demo Room (as defined in Section 5(B) below) or as otherwise provided herein, Landlord shall pay for the cost of the design, permitting, and construction of the Landlord Work (turn-key). Tenant acknowledges that Landlord is not an architect or engineer, and that the Landlord Work will be designed and performed by independent architects, engineers and contractors. Accordingly, Landlord does not guarantee or warrant that the Approved Construction Documents will comply with Laws or be free from errors or omissions, nor that the Landlord Work will be free from defects, and Landlord will have no liability therefor.  In the event of such errors, omissions or defects, and upon Tenant’s written request, Landlord will use commercially reasonable efforts to cooperate with Tenant in enforcing any applicable warranties.  In addition, Landlord’s approval of the Construction Documents or the Landlord Work shall not be interpreted to waive or otherwise modify the terms and provisions of the Lease. Tenant acknowledges that the Approved Construction Documents must comply with (i) the definitions used by Landlord for the electrical terms used in this Work Letter, (ii) the electrical and HVAC design capacities of the Project, (iii) Landlord’s policies concerning communications and fire alarm services, and (iv) Landlord’s policies concerning Tenant’s electrical design parameters, including harmonic distortion.  Upon Tenant’s request, Landlord will provide Tenant a written statement outlining items (i) through (iv) above.

(B)ADA Compliance. Tenant shall, at its expense, be responsible for any ADA compliance work (and any applicable state accessibility standard) triggered by Tenant’s Alterations or Tenant’s specific use of the Premises, beyond general office, administrative, R&D, design and engineering use.  Landlord shall not be responsible for determining whether Tenant is a public accommodation under ADA or whether the Approved Construction Documents comply

Exhibit E-2

with ADA requirements, including submission of the Approved Construction Documents for review by appropriate state agencies.  Such determinations, if desired by Tenant, shall be the sole responsibility of Tenant.

(C)Substantial Completion.  The Landlord Work shall be deemed to be “Substantially Complete” on the date that all Landlord Work (other than any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant’s use or occupancy of the Premises (collectively, the “Punch List Items”)) has been performed.  Time is of the essence in connection with the obligations of Landlord and Tenant under this Work Letter.  Except as set forth in Section 3A, Landlord shall not be liable or responsible for any claims incurred (or alleged) by Tenant due to any delay in achieving Substantial Completion for any reason.  Tenant’s sole and exclusive remedy for any delay in achieving Substantial Completion for any reason other than Tenant Delay (defined below) shall be the resulting postponement (if any) of the commencement of rental payments under the Lease.  “Tenant Delay” means any act or omission of Tenant or its agents, employees, vendors or contractors that actually delays the Substantial Completion of the Landlord Work, including:  (i) Tenant’s failure to furnish information or approvals within any time period specified in this Lease, including the failure to prepare or approve preliminary or final plans by any applicable due date; (ii) Tenant’s selection of non-building standard equipment or materials; (iii) changes requested or made by Tenant to previously approved plans and specifications; (iv) activities or performance of work in the Premises by Tenant or Tenant’s contractor(s) during the performance of the Landlord Work; or (v) Tenant’s failure to pay the Demo Room Costs (as defined in Section 5.B. below) when required.

5.Costs.

(A)Change Orders and Cost Overruns.  Landlord’s approval is required in advance of all changes to, and deviations from, the Approved Construction Documents (each, a “Change Order”), including any (i) omission, removal, alteration or other modification of any portion of the Landlord Work, (ii) additional architectural or engineering services, (iii) changes to materials, whether building standard materials, specially ordered materials, or specially fabricated materials, or (iv) cancellation or modification of supply or fabrication orders.  In the event Tenant requests any changes, change orders or modifications to the Construction Documents and/or the Approved Construction Documents (which Landlord subsequently approves) which increase the cost to construct the Landlord Work above the final agreed turn-key buildout described in the Final Space Plan (“Cost Overruns”), Tenant shall pay such increased cost to Landlord, plus an amount equal to three percent (3%) of the amount of such Cost Overruns (to compensate Landlord for its time and efforts in connection with such Change Orders) (the “Supervision Fee”)), immediately upon Landlord’s request therefor, and, in any event, prior to the date Landlord causes the Contractor to commence construction of the Landlord Work.  If such Change Orders delay Landlord’s completion of the Landlord Work set forth on the Final Space Plan, then such delay shall constitute a “Tenant Delay”.  Landlord may stop or decline to commence all or any portion of the Landlord Work until such payment (or prepayment) of Cost Overruns and Supervision Fee is received.  On or before the Commencement Date, and as a condition to Tenant’s right to take possession of the Premises, Tenant shall pay Landlord the entire amount of all Cost Overruns and Supervision Fee, less any prepaid amounts.  Tenant’s failure to pay, when due, any Cost Overruns, Supervision Fee or the cost of any Change Order shall constitute an event of default under the Lease.  In no event shall Landlord be obligated to pay for any of Tenant’s furniture, computer systems, telephone

Exhibit E-3

systems, equipment, telecom wiring or infrastructure, audio/visual systems, alarm systems or personal property any kind which may or may not be depicted on the Construction Documents and/or the Approved Construction Documents, and all such items shall be paid for by Tenant.  Tenant’s early entry rights are set forth in Section 3.C of the Lease.

(B)Demo Room.  The portion of the Landlord Work described as the “Demo Room” on the Approved Construction Documents consisting of an area approximately twenty (20) feet by twenty (20) feet located adjacent to the lobby shall be constructed pursuant to the terms of this Work Letter; provided, however, Tenant shall pay, at its sole cost and expense, for the cost of the design, permitting, and construction of the Demo Room and all ancillary service provided to the Demo Room such as a water line, drain and HVAC (collectively, the “Demo Room Costs”).  Tenant shall pay the Demo Room Costs to Landlord immediately upon Landlord’s request therefor, and, in any event, prior to the date Landlord causes the Contractor to commence construction of the Demo Room.  Tenant’s failure to pay, when due, the Demo Room Costs shall constitute an event of default under the Lease.

6.Acceptance.  Prior to taking possession of the Premises, Tenant and Landlord shall inspect the Landlord Work and Tenant shall give Landlord notice of any Punch List Items.  Landlord shall promptly correct any such Punch List Items.  By taking possession of the Premises, Tenant agrees and acknowledges that (i) the Premises are usable by Tenant as intended, (ii) Landlord has no further obligation to perform any Landlord Work (except Punch List Items), and (iii) all of the Building, the Project and the Premises are satisfactory in all respects.

Exhibit E-4

SCHEDULE 1 TO EXHIBIT E

FINAL SPACE PLAN

[Attached]

SUITE 100

32	CUBES (6x8)
4	EXEC. OFFICES (22'x14')
5	MED. OFFICE (14'x12')
12	SM. OFFICES (10'x12')
1	BOARD ROOM
6	CONFERENCE ROOMS

SMART MODULAR - OPT 1E

1390 McCARTHY BLVD.
MILPITAS, CA

Schedule 1 to Exhibit E

Exhibit F

Parking Agreement

This Parking Agreement (the “Agreement”) is attached as an Exhibit to a Lease Agreement (the “Lease”) between REGENCY TASMAN HOLDINGS, LLC, as Landlord, and SMART MODULAR TECHNOLOGIES, INC., a California corporation, as Tenant, for the Premises, the Rentable Square Footage of which is 21,365 rentable square feet, located in the Building.  Unless otherwise specified, all capitalized terms used in this Agreement shall have the same meanings as in the Lease.

1.As of the Commencement Date of the Lease, Landlord shall grant Tenant the non-exclusive right to use not more than the number of Tenant’s Allocated Parking Stalls described in Section 1.H for its use and the use of Tenant Parties in the parking areas which Landlord provides for the use of tenants and occupants of the Project (the “Parking Areas”) at no charge to Tenant during the initial Term.  Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Parking Areas not designated by Landlord as a non-exclusive parking area or allow overnight parking.  Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant Parties utilizing parking spaces in excess of the parking spaces allowed for Tenant’s use to be towed away at Tenant’s cost.  All trucks and delivery vehicles shall be (i) parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the business of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading.

2.Tenant shall at all times comply with all Laws respecting the use of the Parking Areas.  Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Areas or the Property, from time to time, including any key-card, sticker, or other identification or entrance systems and hours of operations.  Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Areas, and any violation of the rules and regulations shall subject the automobile in question to removal from the Parking Areas.

3.Unless specified to the contrary above, the parking spaces for the parking permits provided hereunder shall be provided on an unreserved, “first-come, first-served” basis.  Tenant acknowledges that Landlord has arranged or may arrange for the Parking Areas to be operated by an independent contractor, un-affiliated with Landlord.  In such event, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor.  Landlord shall have no liability whatsoever for any damage to vehicles or any other items located in or about the Parking Areas, and in all events, Tenant agrees to seek recovery from its insurance carrier and to require Tenant’s employees to seek recovery from their respective insurance carriers for payment of any property damage sustained in connection with any use of the Parking Areas.  Landlord reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars and handicapped persons and for other tenants, guests of tenants or other parties, with assigned and/or reserved spaces.  Such reserved spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any such assigned or reserved parking spaces.  Landlord also reserves the right to close all or any portion of the Parking Areas, at its discretion or if required by

Exhibit F-1

casualty, strike, condemnation, repair, alteration, act of God, Laws, or other reason beyond Landlord’s reasonable control; provided, however, that except for matters beyond Landlord’s reasonable control, any such closure shall be temporary in nature.  Tenant shall not assign its rights under this Agreement except in connection with a Permitted Transfer.

4.Tenant’s failure to comply with any provision of this Agreement shall constitute an event of default under the Lease.  In addition to any rights or remedies available to Landlord in the event of a default under the Lease, Landlord shall have the right to remove any vehicles from the Parking Areas that are in violation of this Agreement.

Exhibit F-2

Exhibit G

Tenant’s Insurance Requirements

1.SPECIFIC INSURANCE REQUIREMENTS.

INSURANCE	(i) COVERAGES/LIMITS	(ii) OTHER REQUIREMENTS

A. Workers’ Compensation	Statutory limits
B. Employer’s Liability	$1,000,000 each accident for bodily injury by accident $1,000,000 each employee for bodily injury by disease
C. Commercial General Liability (Occurrence Basis)	$1,000,000 per occurrence $2,000,000 general aggregate

1.   Covered Parties (defined below) will be named as “additional insureds”.

2.   Separation of insured language will not be modified.

3.   Aggregate limit of insurance (per location) endorsement.

4.   Applicable to the Premises and its appurtenances.

D. Business Automobile Liability (Occurrence Basis)	$1,000,000 combined single limit for each accident	1. Covered Parties will be named as “additional insureds”. 2. Including owned, hired or non-owned vehicles.
E. Umbrella Liability Insurance (Occurrence Basis)	$4,000,000

1.   Written on an umbrella basis that follows form in excess of the coverages described in B, C, and D of this Exhibit.

2.   Covered Parties will be named as additional insureds.

3.   Aggregate limit per location endorsement.

4.   Same inception and expiration dates as commercial general liability policy.

Exhibit G-1

INSURANCE	(i) COVERAGES/LIMITS	(ii) OTHER REQUIREMENTS

F. Causes of Loss-Special Form (formerly known as “All Risk”) Property Insurance, including flood and earthquake	100% replacement cost of all Tenant’s Property.	1. Name Landlord as “loss payee as its interest may appear”. 2. Contain only standard printed exclusions. 3. Ordinance or law coverage endorsement.

G.   Loss-of-income or extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or the Building as a result of such perils.

Sufficient to cover a period of interruption of not less than twelve (12) months

2.GENERAL INSURANCE REQUIREMENTS.

A.Policies.  Policies must:

(1)Include a waiver of subrogation in favor of the Landlord Parties.

(2)Be issued by carriers having ratings of Best’s Insurance Guide A-/VIII or better and admitted to engage in the business of insurance in the State in which the Property is located;

(3)Be endorsed to be primary with the policies of all Landlord being excess, secondary and noncontributing;

(4)Contain provision for thirty (30) days’ prior written notice by insurance carrier to Landlord required for cancellation, nonrenewal, or substantial modification; and

(5)The term “Covered Parties” means Landlord (or successor), Landlord’s property managers, Landlord’s mortgagee, and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees.

B.Limits and Deductibles.

(1)Deductibles shall be reasonably acceptable to Landlord.

Exhibit G-2

(2)The limits of Tenant’s insurance shall not limit Tenant’s liability under this Lease.

C.Evidence of Insurance.  Insurance must be evidenced as follows:

(1)All certificates of insurance and endorsements evidencing Tenant’s insurance in compliance with the requirements of this Exhibit G shall be delivered to Landlord on the earlier to occur of the Commencement Date or the date Tenant is provided access to the Premises for any reason, and upon renewals at least ten (10) days prior to the expiration of the insurance coverage; and

(2)All policies, endorsements and certificates required hereunder will be on forms reasonably acceptable to Landlord.

Exhibit G-3

Exhibit H

Defined Terms

1.	“Affiliate”: Any person or entity controlling, controlled by or under common control with Tenant or Landlord, as applicable.
2.	“Business Day(s)”: Monday through Friday of each week, exclusive of Holidays.
3.

“Claims”:  All liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including reasonable attorneys’ fees and other professional fees that may be imposed upon, incurred by or asserted against any of such indemnified parties.

4.	“Commencement Date”: The “Commencement Date” is defined in Section 1.F of the Lease.
5.

“Common Areas”:  Any portions of the Project that are designated by Landlord for the common use of tenants and others, reserving to Landlord the right to make alterations or additions to or to change the location of elements of the Common Areas (including access rights).

6.

“Contamination”:  The existence or any release or disposal of a Hazardous Material or biological or organic contaminant, including any such contaminant which could adversely impact air quality in, on, under, at or from the Premises, the Building, the Property or the Project which may result in any liability, fine, use restriction, cost recovery lien, remediation requirement, or other government or private party action or affecting any Landlord Party.

7.

“Excluded Expenses”:  Leasing commissions, attorneys’ fees and other expenses related to leasing tenant space or leasing disputes or constructing improvements for the sole benefit of an individual tenant; goods and services furnished to an individual tenant of the Project which are above building standard and which are separately reimbursable directly to Landlord in addition to Operating Expenses; repairs, replacements and general maintenance paid by insurance proceeds or condemnation proceeds or other costs for which Landlord is reimbursed by a third party or tenant of the Project (other than by means of an Operating Expenses reimbursement provision); depreciation, amortization, interest payments on any encumbrances on the Property and the cost of capital improvements or additions, except amortization of Includable Capital Expenditures; expenses for repairs or maintenance related to the Property which have been reimbursed to Landlord pursuant to warranties or service contracts; principal payments on indebtedness secured by liens against the Property, or costs of refinancing such indebtedness; costs, penalties or fines arising from Landlord’s violation of any Law; overhead and profit paid to Landlord or its affiliated, subsidiaries or parent entities for goods and/or services in the Project, to the extent the same exceeds the costs which would be incurred for the same if provided by unaffiliated third parties on a competitive basis; the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided that in no event shall Operating Expenses include wages and/or benefits attributable to

Exhibit H-1

personnel above the level of portfolio property manager or chief engineer; marketing, advertising and promotional expenditures; reserves of any kind; costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, including costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project or Property and costs incurred in disputes between Landlord and its employees, managers, or other tenants or occupants; costs incurred to comply with Laws with respect to Hazardous Materials which exist at the Project as of the Commencement Date or which are not otherwise the responsibility of Tenant under any provision of this Lease; property management fees in excess of the amount equal to three percent (3%) of the Gross Receipts from the Project plus operating expenses (as used herein “Gross Receipts” means the gross amount of all payments to Landlord made as rent, fees, charges or otherwise for the use or occupancy of the Project, for any services, equipment or furnishings provided in connection with same (including all rent) and for any cost of tenant improvements or utility charges incorporated into any lease payments by tenants); and any costs recovered by Landlord to the extent such cost recovery allows Landlord to recover more than 100% of Operating Expenses.

8.	“Expiration Date”: The last day of the calendar month in which the Term ends.
9.

“Hazardous Material”:  Any substance the presence of which requires, or may hereafter require, notification, investigation or remediation under any Laws or which is now or hereafter defined, listed or regulated by any governmental authority as a “hazardous waste”, “extremely hazardous waste”, “solid waste”, “toxic substance”, “hazardous substance”, “hazardous material” or “regulated substance”, or otherwise regulated under any Laws.

10.	“Holidays”: All locally or nationally recognized holidays, including without limitation, New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.
11.

“Includable Capital Expenditures”:  Capital expenditures incurred: (a) to conform with Laws enacted after the Commencement Date; (b) to provide or maintain building standards (other than building standard tenant improvements), including, without limitation, parking lot repair, HVAC replacement, roof replacement and comparable types of repair, maintenance and replacement; (c) with the intention of promoting safety or reducing or controlling increases in Operating Expenses, such as lighting retrofit and installation of energy management systems; and/or (d) Common Area renovations including without limitation landscaping, hardscaping and other amenities. Such expenditures shall be amortized uniformly over the useful life of such item as determined in accordance with generally accepted accounting principles consistently applied (together with interest on the unamortized balance at the Prime Rate as of the date incurred plus two percent (2%)).

12.

“Landlord Parties”:  Landlord, its trustees, Affiliates, subsidiaries, members, principals, beneficiaries, partners, officers, directors, shareholders, employees, Mortgagee(s) and agents (including manager(s) of the Property).

Exhibit H-2

13.	“Landlord Work”: The work that Landlord is obligated to perform in the Premises pursuant to a separate work letter agreement (the “Work Letter”) attached as Exhibit E to the Lease.
14.

“Laws”:  All applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity, now or hereafter adopted, including the Americans with Disabilities Act and any other law pertaining to disabilities and architectural barriers (collectively, “ADA”), and all laws pertaining to the environment, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601 et seq., and all restrictive covenants existing of record, declarations development agreements and all rules and requirements of any existing association or improvement district affecting the Property.

15.

“Operating Expenses”:  All costs and expenses (including Includable Capital Expenditures, Tax Costs and Landlord’s insurance premiums) incurred or accrued in each fiscal year in connection with the ownership, operation, maintenance, management, repair and protection of the Building and/or the Property which are directly attributable or reasonably allocable to the Building and/or the Property, including Landlord’s personal property used in connection with the Building and/or the Property and assessments for the costs and expenses of maintaining the common areas of the Building and/or the Property.  If Landlord incurs Operating Expenses for the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement, declaration, set of restrictions, development agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned by Landlord between the Property and the other buildings or properties.  Operating Expenses shall not include Excluded Expenses.

16.	“Prime Rate”: The per annum interest rate publicly announced by a federally insured bank selected by Landlord in the state in which the Building is located as such bank’s prime or base rate.
17.

“Prohibited Uses”:  Schools, government offices or agencies; personnel agencies; collection agencies; credit unions; data processing, telemarketing or reservation centers; medical treatment and health care; radio, television or other telecommunications broadcasting; restaurants and other retail; customer service offices of a public utility company; foreign consulate or trade missions; or any other purpose which would, in Landlord’s reasonable opinion, impair the reputation or quality of the Project, overburden any of the Project systems, Common Areas or parking facilities (including any use which would create a population density in the Premises which is in excess of the density which is standard for the Project), impair Landlord’s efforts to lease space or otherwise interfere with the operation of the Property.

18.	“Punch List Items”: The term “Punch List Items” is defined on Exhibit E to the Lease.
19.

“Project”: That certain project comprising fourteen (14) buildings and commonly known as Tasman Tech located at the corner of Tasman Drive and McCarthy Boulevard in Milpitas, California, and the parcels of land on which such buildings are located, as more fully described on Exhibit B.

Exhibit H-3

20.

“Property”:  The Project and the parcel(s) of land on which it is located; all appurtenances including all appurtenant parking facilities; and the Project garage(s) and other improvements serving the Project, if any.

21.	“Regulations”: The rules and regulations of the Project attached as Exhibit C to the Lease, as the same may be modified by Landlord from time to time.
22.

“Rent”:  Collectively, Base Rent, Tenant’s Pro Rata Share of Operating Expenses and any and all other sums payable by Tenant under this Lease, including all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law.

23.	“Service Failure”: Any interruption, suspension or termination of services being provided to Tenant by Landlord or by third-party providers.
24.

“Tax Costs”:  Any and all real estate taxes and other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges that are or may be assessed, reassessed or levied upon the Project and appurtenances thereto and the parking or other facilities thereof, or the real property thereunder (collectively, the “Real Property”) or attributable thereto or on the rents, issues, profits or income received or derived therefrom which are assessed, reassessed or levied by the United States, the State of California or any local government authority or agency or any political subdivision thereof (including without limitation, any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Costs shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies) and shall include Landlord’s reasonable legal fees, costs and disbursements incurred in connection with proceedings for reduction of Tax Costs or any part thereof; provided, however, if at any time after the date of this Lease the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any Tax Costs, there shall be assessed, reassessed or levied (a) a tax, assessment, reassessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom, or (b) a tax, assessment, reassessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Real Property and imposed upon Landlord, then except to the extent such items are payable by Tenant, such taxes, assessments, reassessments or levies or the part thereof so measured or based, shall be deemed to be included in the term “Operating Expenses”.  Note:  As of the date hereof, the Building and an adjacent building in the

Exhibit H-4

Project are located on one tax parcel. Landlord prorates the Tax Costs of such tax parcel per building square footage, and then within the Building per premises square footage.
25.

“Tenant Parties” or “Tenant Party”:  Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, shareholders, employees, contractors, affiliates, invitees, customers, agents, visitors and guests.

26.

“Tenant’s Pro Rata Share”:  The percentage equal to the Rentable Square Footage of the Premises divided by the Rentable Square Footage of the Building if in reference to the Building and the percentage equal to the Rentable Square Footage of the Premises divided by the Rentable Square Footage of the Project if in reference to the Project.

27.	“Tenant’s Property”: All leasehold improvements and Tenant’s trade fixtures, equipment, furniture and other personal property within the Premises.

Exhibit H-5

EXHIBIT I

Restoration Work

•	Professionally clean all carpet
•	Clean, strip and wax all VCT
•	Full janitorial throughout, including restrooms
•	Replace any damaged ceiling tiles with new that are the same
•	Replace missing or broken faceplates
•	Replace any burnt out lights with new so that all bulbs match/are the same color
•	Broom clean the warehouse, if any
•	Remove all molly bolts, nails, screws, etc. throughout
•	Fill and patch any holes in walls, leaving in paint ready condition
•	Remove all signage, interior and exterior
•	Fire extinguisher to be fully charged and not expired
•	All roll up doors to be serviced by a reputable, licensed contractor and left in good operating condition and repair

Exhibit I-1

EXHIBIT J

FORM OF

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) is dated as of ___________, 20__, but effective as of __________________, 20__, by and among [the undersigned lender][the client of Guggenheim Partners Investment Management, LLC, a Delaware limited liability company, that has executed this Agreement as lender] (together with its successors and assigns, “Lender”), [ ● ], a [ ● ] (“Tenant”), and [   ], a[n] [   ] limited liability company (“Landlord”).

RECITALS

A.Tenant is the tenant under a certain lease agreement with Landlord (the “Lease”) dated [ ● ], of the premises described in Exhibit A attached hereto and made a part hereof (the “Property”), together with the buildings and improvements now existing or hereafter constructed on the Property and the equipment and fixtures attached to such buildings and improvements (collectively, the “Premises”).  A memorandum or short form of the Lease is intended to be recorded forthwith with the [ ● ] or in such other appropriate office of public records in the county and state where the Property is located (the “Land Records”).

B.This Agreement is being entered into in connection with a mortgage loan (the “Loan”) from Lender to Landlord, evidenced by a note from Landlord (the “Note”) and secured by, inter alia: (a) a first Mortgage and Security Agreement encumbering the Premises (the “Indenture”) from Landlord dated as of even date herewith to be recorded among the Land Records immediately prior to the recording of this Agreement; and (b) a first Assignment of Leases and Rents (the “Assignment of Leases and Rents”) dated as of even date herewith to be recorded among the Land Records immediately prior to the recording of this Agreement.  The Indenture and the Assignment of Leases and Rents are hereinafter collectively referred to as the “Security Documents”.

AGREEMENT

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Subordination; Lender Election.  Tenant agrees that the Lease is and shall be, at the option of Lender upon notice to Tenant, at any time and from time to time, either subject and subordinate, or superior, to the Security Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time.  Such options of Lender may be exercised an unlimited number of times.  If subordinated, said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any memorandum

Exhibit J-1

or short form thereof (and without Lender having any knowledge of the Lease).  This Agreement shall constitute notice to Tenant that for the time being, until further written notice to the contrary, Lender elects that the Lease is and shall be subject and subordinate to the Security Documents.  In addition, to the extent that the Lease shall entitle Tenant to notice of any mortgage, this Agreement shall constitute such notice to Tenant with respect to the Indenture.

2.Non-Disturbance.  Notwithstanding the provisions of Section 1, Lender agrees that, if Lender exercises any of its rights under the Security Documents, including an entry by Lender pursuant to the Indenture or a foreclosure of, or exercise of any power of sale under, the Indenture or any sale or transfer in lieu thereof, Lender will not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as  no “Event of Default” (as defined in the Lease) shall have occurred and be continuing and  Tenant shall not be in default of any of its obligations under this Agreement beyond any applicable notice and/or cure periods provided for herein.

3.Attornment, Etc.  Tenant agrees that, in the event of a foreclosure of the Indenture or the acceptance of a conveyance in lieu of foreclosure by Lender or any other succession of Lender to ownership of Landlord’s interest in the Premises, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and, provided only that Tenant shall have received written notice from Lender or Lender’s designee that Lender has succeeded to the interest of Landlord under the Lease or otherwise has the right to receive rents and require Tenant to perform its obligations under the Lease, Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.  Such attornment shall be effective and self-operative, without the execution of any further instrument on the part of any of the parties hereto, immediately upon Lender succeeding to Landlord’s interest in the Premises.  Upon the written request of either Lender or Tenant to the other given on or after any such foreclosure, acceptance of a conveyance in lieu of foreclosure or other succession of Lender or to ownership of Landlord’s interest in the Premises, Lender, as landlord, and Tenant, as tenant, shall execute a lease of the Premises containing, subject to the terms hereof, all of the same terms, provisions, options and conditions as are contained in the Lease between Landlord and Tenant, which lease shall be for the then unexpired portion of the term of the Lease.

4.Lender Not Bound, Etc.  Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

(a)Liable for Landlord Acts, Omissions.  Liable for any act or omission of any prior Landlord (including, without limitation, the then-defaulting Landlord), or

(b)Subject to Defenses.  Subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then-defaulting Landlord), or

(c)Bound by Advance Payments.  Bound by any payment of “[ ● ]” [Base Rent] or “[ ● ]” [Additional Rent] (as such terms are defined in the Lease) which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord

Exhibit J-2

(including, without limitation, the then-defaulting Landlord) except to the extent such monies actually have been received by Lender, or

(d)Bound by Prior Payment Obligations.  Bound by any obligation of any prior Landlord to make any payment to Tenant which was required to be made, or arose from any circumstance which occurred, prior to the time Lender succeeded to any such prior Landlord’s interest, or

(e)Accountable for Monies Not Received.  Accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or

(f)Bound by Amendments, Etc.  Bound by any amendment or modification of the Lease for which Lender has not given its written consent or by any waiver or forbearance on the part of any prior Landlord (including, without limitation, the then-defaulting Landlord) made or given without the written consent of Lender; or

(g)Liable for Warranties, Etc.  Liable with respect to warranties or indemnities of any nature whatsoever made by any prior Landlord (including, without limitation, the then- defaulting Landlord), including any warranties or indemnities regarding use, compliance with zoning, hazardous wastes or environmental laws, Landlord’s title, Landlord’s authority, habitability, fitness for purpose, or possession.

In the event that Lender shall acquire title to the Premises, Lender shall have no obligation, nor incur any liability, beyond Lender’s then equity interest, if any, in the Premises, and Tenant shall look exclusively to such equity interest of Lender, if any, in the Premises for the payment and discharge of any obligations or liability imposed upon Lender hereunder, under the Lease or under any new lease of the Premises.

5.Lender’s Cure Rights.  Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender.  Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord.  Lender’s cure of Landlord’s default shall not be considered an assumption by Lender of Landlord’s obligations with respect to the subject matter of such Landlord default or of any other obligations of Landlord under the Lease.  If, in curing any such default, Lender requires access to the Premises to effect such cure, Tenant shall furnish access to the Premises to Lender as required by Lender to effect such cure at all reasonable times; provided that Tenant’s occupancy, use and enjoyment of the Premises is not unreasonably disrupted thereby.  Unless Lender otherwise agrees in writing, Lender shall have no liability to perform Landlord’s obligations under the Lease, both before and after Lender’s exercise of any right or remedy under this Agreement.  No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Lender, in good faith, shall have commenced to cure such default within the above-referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being

Exhibit J-3

cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Security Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence.  In the event of the termination of the Lease by reason of any default thereunder by Landlord (provided nothing herein shall be construed as creating, giving rise to, acknowledging or recognizing any such termination right on Tenant’s part) or as a result of a rejection of the Lease following Landlord’s bankruptcy, upon Lender’s written request, which must be given (if at all) within thirty (30) days after any such termination or rejection, Tenant, within fifteen (15) days after receipt of such request, and within thirty (30) days after Lender becomes owner of Landlord’s interest in the Premises, shall execute and deliver to Lender or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease, subject, however, to the curing of the default giving rise to such termination (unless such default is not susceptible to a cure by Lender, its designee or nominee).  Neither Lender nor its designee or nominee shall become liable under the Lease unless and until Lender or its designee or nominee becomes, and then only with respect to periods during which Lender or its designee or nominee becomes, the owner of Landlord’s interest in the Premises.  Lender shall have the right, without Tenant’s consent but subject to the provisions of this Agreement, to foreclose, or exercise any power of sale under, the Indenture or to accept a conveyance in lieu of foreclosure of the Indenture or to exercise any other remedies under the Security Documents.

6.Lender’s Consent Required.  Tenant agrees that it will remain obligated under the Lease in accordance with its terms and without the prior written consent of Lender as determined in Lender’s sole discretion, and neither Landlord nor Tenant may (a) amend, modify, or waive any provision of the Lease, or (b) terminate, cancel or surrender the Lease [except in accordance with the express provisions of Section [ ● ] of the Lease], or enter into any agreement to do so.  Tenant also agrees that it will not sublease any or all of the Property or pay any installment of Basic Rent or Additional Rent under the Lease more than one month in advance of the due date thereof or otherwise than in the manner provided for in the Lease. Tenant further agrees that it shall not take any action to terminate (except as expressly permitted by the Lease), rescind or avoid the Lease, notwithstanding any action with respect to the Tenant which may be taken by any trustee or receiver of Landlord or of any assignee of Landlord or by any court in any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord.  Any of the aforementioned actions by Tenant (or Landlord) without Lender’s prior written consent shall be void. Tenant agrees that no prepayment of Basic Rent or Additional Rent paid under the Lease more than one month in advance, no amendment or modification of the Lease, no surrender or cancellation of the Lease (except in accordance with the express provisions thereof), and no waiver or consent by Landlord under the terms of the Lease, shall be binding upon or as against Lender, as holder of the Security Documents, and as Landlord under the Lease if it succeeds to that position, unless consented to in writing by Lender.  Tenant acknowledges and agrees that the Security Documents contain provisions requiring Landlord to obtain Lender’s consent for any matter requiring Landlord’s consent under the Lease.  Where Lender’s consent is specifically required under the Lease, unless otherwise provided therein, Lender may withhold its consent in its sole and absolute discretion.

7.Copies to be Provided Lender.  Tenant shall furnish to Lender, in the manner specified in the Lease for the furnishing thereof by Tenant to Landlord, each of the following: copies of bills, invoices and/or statements for all “Impositions” (as defined in the Lease) and

Exhibit J-4

receipts (or, if receipts are not immediately available, copies of canceled checks evidencing payment with receipts to follow promptly after they become available) of the appropriate taxing authority, or other evidence satisfactory to Lender, evidencing the payment thereof.

8.Consent to Assignment, Etc.  Tenant has no knowledge of any prior assignment or pledge of the rents accruing under the Lease by Landlord.  Tenant hereby consents to the Assignment of Leases and Rents.  Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignment, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing.

9.Assignment of Lease to Lender.

(a)Tenant hereby confirms that it has notice that pursuant to the Assignment of Leases and Rents, Landlord has assigned to Lender all of Landlord’s interest in and to the Lease, and that all Basic Rent or Additional Rent and any other rent or payments payable to Landlord under the Lease shall be paid when due directly by Tenant to Landlord until Tenant receives written direction from Lender.  Tenant hereby agrees, upon written notice, to pay all such rent and other sums due under the Lease to Lender in accordance with the Lender’s written notice.  By executing and delivering this Agreement, Tenant hereby confirms (i) that any notice required to be given by Lender to Tenant under the Lease for the purpose of granting rights to mortgagees under the Lease are fully satisfied, and (ii) that Tenant will provide Lender with a duplicate copy of any notice given by Tenant to Landlord, in accordance with the notice provisions set forth in Section 12 below.

(b)Tenant agrees and acknowledges that the interest of Landlord in the Lease has been assigned to Lender for the purposes specified in the Assignment of Leases and Rents only and that, subject to the terms hereof, the Lender assumes no obligation, duty or liability under the Lease.

10.Inspections, Etc.  Upon a default under the Lease beyond any applicable notice and/or cure period (a “Lease Default”), and during the continuation of such Lease Default, Tenant agrees that Lender and/or Landlord shall have the right to inspect the books and records of Tenant relating to the operation of the Premises, as well as the financial statements of Tenant, at Tenant’s office during normal business hours and upon not less than three (3) business days’ notice.  In connection with any such examination by Lender and/or Landlord, Lender and/or Landlord agrees to treat, and to instruct their respective employees, accountants and agents to treat, all information as confidential and not to disclose it to any other person except (i) to Lender and/or Landlord and their respective employees, professionals and consultants on a “need to know” basis, (ii) as may be required by law, and (iii) in connection with any litigation or arbitration under this Agreement or the Lease.  In addition, upon the occurrence and during the continuation of a Lease Default, Tenant agrees to permit Lender and/or Landlord and Lender’s and/or Landlord’s representatives access to, and an opportunity to inspect, the Premises during normal business hours and upon reasonable notice.

Exhibit J-5

11.Authority of Signatory.  If Tenant is a corporation, each individual executing this Agreement on behalf of such corporation represents and warrants that such individual is duly authorized to execute and deliver this Agreement on behalf of such corporation, in accordance with a duly adopted resolution of the Board of Directors of such corporation or in accordance with the by-laws of said corporation, and that this Agreement is binding upon such corporation in accordance with its terms.  If Tenant is a partnership, each individual executing this Agreement on behalf of said partnership represents and warrants that such individual is duly authorized to execute and deliver this Agreement on behalf of such partnership in accordance with the partnership agreement for such partnership.

12.Notices.  Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or non-delivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses:

If to Tenant:

[ ● ]

with a copy to:

If to Landlord:

[ ● ]

with a copy to:

If to Lender:

Attention:

Exhibit J-6

with a copy to:

[  ]

[  ]

[  ]

[  ]

Attention: [  ]

From time to time any party may designate a new address for purposes of notice hereunder to each of the other parties hereto.

13.Miscellaneous.

(a)The term “Lender” as used herein includes any successors or assigns of the Lender named herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a conveyance in lieu of foreclosure, and their successors and assigns, and the term “Tenant” as used herein includes the Tenant named herein (the “Original Tenant”) and any successors or assigns of the Original Tenant.

(b)If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

(c)Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

(d)This Assignment shall be governed and construed in accordance with the laws of the state in which the Property is located (the “State”) and the laws of the United States applicable to transactions in the State.

(e)Time is of the essence.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

Exhibit J-7

IN WITNESS WHEREOF, Lender has executed and ensealed this Subordination, Non-Disturbance and Attornment Agreement, as of the day and year first above written.

LENDER:
,
a

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGES]

Exhibit J-8

IN WITNESS WHEREOF, Tenant has executed and ensealed this Subordination, Non-Disturbance and Attornment Agreement, as of the day and year first above written.

TENANT:

[ ● ]

By:
Name:
Title:

[STATE SPECIFIC FORM OF EXECUTION AND ACKNOWLEDGMENT]

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Exhibit J-9

IN WITNESS WHEREOF, Landlord has executed and ensealed this Subordination, Non-Disturbance and Attornment Agreement, as of the day and year first above written.

LANDLORD:

[ ],
a[n] [ ] limited liability company

By:
Name:
Title:

All-Purpose Acknowledgment

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF ______________________          )

                                                                        )  SS.

COUNTY OF _________________________)

On	before me,
Notary Public, personally appeared

,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ____________________________

Exhibit J-10

Exhibit A to SNDA

[INSERT PROPERTY DESRIPTION]

Address:  [   ]

PINS:  [   ]

Exhibit J-11